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As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-190568

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 12, 2013

Preliminary Prospectus Supplement
(to Prospectus Dated August 12, 2013)

5,500,000 shares

Common Stock

        We are offering up to 5,500,000 shares of our common stock.

        Our common stock trades on the NASDAQ Global Select Market under the trading symbol "MDCO". On August 9, 2013, the last sale price of our common stock as reported on the NASDAQ Global Select Market was $32.14 per share.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

        We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 825,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions.

        Investing in our common stock involves risks. See "Risk factors" beginning on page S-8 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares to the purchasers on or about August     , 2013.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Leerink Swann

August     , 2013

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where you can find more information" and "Incorporation of certain information by reference" in this prospectus supplement and in the accompanying prospectus.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to "we," "us," "our," "The Medicines Company," "the Company" and similar designations refer to The Medicines Company and its subsidiaries. The Medicines Company® name and logo, Angiomax®, Angiox®, Cleviprex®, IONSYS™ and Fibrocaps™ are either registered trademarks or trademarks of The Medicines Company in the United States and/or other countries. All other trademarks, service marks or other tradenames appearing herein are the property of their respective owners. Except where otherwise indicated, or where the context may otherwise require, references in this prospectus to "Angiomax" mean Angiomax and Angiox, collectively.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the accompanying prospectus and the information incorporated by reference herein and therein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements contained or incorporated by reference herein or therein regarding our strategy, future operations, financial position, future revenue, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. Our forward-looking statements include, among other statements, the statements under "Prospectus Supplement Summary—The Medicines Company—Recent Developments" in this prospectus supplement related to increased expenses in connection with our acquisition of ProFibrix B.V., the anticipated effect of the transaction on our effective tax rate and increased general and administrative expense in connection with our arbitration proceeding with Eagle Pharmaceuticals, Inc. The words "anticipates," "believes," "estimates." "expects," "intends," "may," "plans," "projects," "will," "would" and similar expression are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those express or implied in the forward-looking statements we make. These important factors include our "critical accounting estimates" described in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Account Estimates" of our most recent annual report filed on Form 10-K and the factors set forth under the caption "Risk factors" in this prospectus supplement.

        Any forward-looking statement speaks only as of the date on which it is made. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligations to do so, even if our estimates change. As a result, you should not rely on those forward-looking statements as representing our views as of any date subsequent to the date the statements were made.

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under "Risk factors" beginning on page S-8 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

 The Medicines Company

Our business

        We are a global biopharmaceutical company focused on saving lives, alleviating suffering and improving the economic efficiency of the world's leading hospitals. We market Angiomax® (bivalirudin), Recothrom® Thrombin, topical (Recombinant) and Cleviprex® (clevidipine) injectable emulsion. We also have a pipeline of acute and intensive care hospital products in development, including four late-stage development product candidates, cangrelor, oritavancin, IONSYS™ (fentanyl iontophoretic transdermal system) and Fibrocaps™, and early stage development product candidates, MDCO-216 and ALN-PCS02 and ALN-PCSsc of our ALN-PCS program. We believe that these marketed products and products in development possess favorable attributes that competitive products do not provide, can satisfy unmet medical needs in the acute and intensive care hospital product market and offer, or, in the case of our products in development, have the potential to offer, improved performance to hospital businesses.

        In addition to these products and product candidates, we sell a ready-to-use formulation of Argatroban and have a portfolio of ten generic drugs, which we refer to as our acute care generic products, that we have the non-exclusive right to market in the United States. We began selling three of our acute care generic products, midazolam, ondansetron and rocuronium, in the first quarter of 2013. We also co-promote the oral tablet antiplatelet medicine BRILINTA® (ticagrelor) in the United States as part of our global collaboration agreement with AstraZeneca LP, or AstraZeneca.

        The following chart identifies each of our marketed products and our products in development, their stage of development, their mechanism of action and the indications for which they have been approved for use or which they are intended to address. The following chart also identifies each of our acute care generic products and the therapeutic areas which they are intended to address. All of our marketed products and products in development, except for Recothrom, IONSYS, ALN-PCSsc and Fibrocaps, are administered intravenously. Recothrom is, and Fibrocaps is being developed as, a topical hemostat, IONSYS is being developed to be administered transdermally and ALN-PCSsc is being developed as a subcutaneous injectable. All of our acute care generic products are injectable products.

Product or Product in Development	Development Stage	Mechanism/Target	Clinical Indication(s)/ Therapeutic Areas
Marketed Products
Angiomax	Marketed	Direct thrombin inhibitor

U.S.—for use as an anticoagulant in combination with aspirin in patients with unstable angina undergoing percutaneous transluminal coronary angioplasty, or PTCA, and for use in patients undergoing percutaneous coronary intervention, or PCI, including patients with or at risk of heparin induced thrombocytopenia and thrombosis syndrome, or HIT/HITTS

Europe—for use as an anticoagulant in patients undergoing PCI, adult patients with acute coronary syndrome,  or ACS, and for the treatment of patients with ST-segment elevation myocardial infarction, or STEMI, undergoing primary PCI

Recothrom	Marketed in the United States and Canada	Recombinant human thrombin	For use as an aid to hemostasis to help control oozing blood and mild bleeding during surgical procedures
Cleviprex	Marketed in the United States	Calcium channel blocker	U.S.—Blood pressure reduction when oral therapy is not feasible or not desirable
	Approved in Australia, Austria, Canada, France, Germany, the Netherlands, Switzerland and the United Kingdom		Ex-U.S.—with indications for blood pressure control in perioperative settings
Marketing Authorization Application, or MAA, submitted for other European Union countries
Ready-to-use Argatroban	Marketed in the United States	Direct thrombin inhibitor	Approved for prophylaxis or treatment of thrombosis in adult patients with HIT and for use as an anticoagulant in adult patients with or at risk for HIT undergoing PCI

Product or Product in Development	Development Stage	Mechanism/Target	Clinical Indication(s)/ Therapeutic Areas
Acute care generic products: Midazolam, Ondansetron and Rocuronium	Marketed in the United States	Various	Neurocritical care
Acute care generic products: Adenosine, Amiodarone, Esmolol and Milrinone	Approved in the United States	Various	Cardiovascular
Acute care generic products: Azithromycin and Clindamycin	Approved in the United States	Various	Serious infection
Acute care generic products: Haloperidol	Approved in the United States	Various	Neurocritical care
Products in Development
Cangrelor	New Drug Application, or NDA, filed in the United States; MAA submission in the European Union planned for the fourth quarter of 2013	Antiplatelet agent

Prevention of platelet activation and aggregation when oral therapy is not feasible or not desirable for use in patients undergoing PCI and patients that require bridging from oral antiplatelet therapy to surgery

Oritavancin	Phase 3 completed; NDA submission in the United States planned for the fourth quarter of 2013; MAA submission in the European Union planned for the first half of 2014	Antibiotic	Treatment of serious gram-positive bacterial infections, including acute bacterial skin and skin structure infections, or ABSSSI, and including infections that are resistant to conventional treatment
Fibrocaps

Phase 3 completed; Biologics License Application, or BLA, submission in the United States planned for the first quarter of 2014; MAA submission in the European Union planned for the fourth quarter of 2013

		Dry powder topical formulation of fibrinogen and thrombin	For use as an aid to stop bleeding during surgery

Product or Product in Development	Development Stage	Mechanism/Target	Clinical Indication(s)/ Therapeutic Areas
IONSYS

Pre-registration stage; Supplemental New Drug Application, or sNDA, submission in the United States planned for first quarter of 2014; MAA submission in European Union planned for second quarter of 2014

		Patient-controlled analgesia system	Short-term management of acute postoperative pain
MDCO-216	Phase 1	Naturally occurring variant of a protein found in high-density lipoprotein, or HDL	Reversal cholesterol transport agent to reduce atherosclerotic plaque burden development and thereby reduce the risk of adverse thrombotic events
ALN-PCS program: ALN-PCS02 and ALN-PCSsc	Phase 1	PCSK-9 gene antagonist addressing low-density lipoprotein, or LDL, cholesterol disease modification	Treatment of hypercholesterolemia

        Our revenues to date have been generated primarily from sales of Angiomax in the United States. We had net revenue from sales of Angiomax in the six months ended June 30, 2013 of approximately $294.0 million, net revenue from sales of Recothrom of approximately $26.5 million and net revenue from sales of Cleviprex and ready-to-use Argatroban of approximately $8.0 million in the aggregate. We commenced sales of Recothrom in February 2013.

        We continue to expand our sales and marketing efforts outside the United States. We believe that by establishing operations outside the United States, we can increase our sales of Angiomax outside of the United States and be positioned to commercialize Cleviprex and Recothrom and our products in development, if and when they are approved and ready to be marketed outside of the United States.

Recent developments

ProFibrix Acquisition

        On August 5, 2013, we completed our acquisition of all of the outstanding equity of ProFibrix B.V., or ProFibrix, pursuant to a share purchase agreement entered into with ProFibrix and its equityholders on June 4, 2013. Upon the completion of the acquisition, ProFibrix became a wholly owned subsidiary of ours.

        On August 5, 2013, in connection with the closing, we announced that the Phase 3 trial of Fibrocaps, ProFibrix's lead product candidate, which studied a total of 719 patients, met all primary and secondary hemostasis efficacy endpoints in four distinct surgical indications of spinal surgery, hepatic resection, soft tissue dissection and vascular surgery.

        In connection with entering into the share purchase agreement, we paid ProFibrix a $10.0 million option payment. Upon the closing, we paid an aggregate purchase price of $90.0 million in cash, plus an additional $4.0 million based on a preliminary closing adjustment. In addition, under the terms of the share purchase agreement, we agreed to pay up to an aggregate of $140.0 million in cash to the ProFibrix equityholders and optionholders upon the achievement of certain U.S. and European regulatory approvals prior to January 1, 2016 and certain U.S. and European sales milestones during the 24-month period that follows the initial commercial sale of Fibrocaps.

        We expect amortization of intangibles and incremental operating expenses associated with the transaction, including $4.0 million of one time deal costs, to be approximately $9.0 million to $12.0 million in the third quarter of 2013 and $19.0 million to $22.0 million in the second half of 2013. Of the $19.0 million to $22.0 million, we expect approximately $8.0 million to $9.0 million to be research and development expense and approximately $11.0 million to $13.0 million to be selling, general and administrative expense. In addition, as a result of the transaction, we anticipate that our effective tax rate for 2013 will be approximately 55% to 60% of income before taxes due to non-deductible amortization charges related to the contingent purchase price under the share purchase agreement and foreign losses for which we will not be able to record a current benefit. Due to the limited time since the closing of the acquisition on August 5, 2013, the accounting for this business combination is incomplete and, as a result, these estimates are preliminary in nature and subject to change.

Eagle Pharmaceuticals, Inc. Arbitration and Litigation Expense

        On July 19, 2013, we received the final award determination from the arbitration panel in our arbitration proceeding with Eagle Pharmaceuticals, Inc., or Eagle, with respect to the license and development agreement between us, Eagle and certain other parties relating to the development of a new formulation of our product, Angiomax, and to our efforts to seek and obtain regulatory approval, market and sell that new formulation. In the final award determination, the panel deciding the matter directed that we pay Eagle $5.0 million and denied the remainder of Eagle's claims for $306.0 million in damages. We now anticipate that our 2013 general and administrative expense will exceed the amount assumed in our February 2013 guidance by $11.0 million as a result of the award to Eagle and increased legal expenses related to this matter.

Other Guidance Update

        Based on our net revenue for the six months ended June 30, 2013, we now expect net revenue for the full year ended December 31, 2013 to be approximately $676.0 million to $687.0 million. We continue to expect that our cost of revenue will represent approximately 37% of our net revenue for the full year ended December 31, 2013.

Company information

        We are a Delaware corporation. We were incorporated in Delaware on July 31, 1996. The address of our principal executive offices is 8 Sylvan Way, Parsippany, New Jersey 07054, and the telephone number at our principal executive offices is (973) 290-6000. Our website address is http://www.themedicinescompany.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement. We have included our website address in this prospectus supplement as an inactive textual reference only.

The offering

Common Stock offered by us in this offering	5,500,000 shares
Common Stock to be outstanding after this offering	62,104,780 shares
Option to purchase additional shares offered to the underwriters

The underwriters have an option to purchase up to an additional 825,000 shares of our common stock. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $166,297,650 million (or approximately $191,354,797 million if the underwriters exercise in full their option to purchase additional shares), based on an assumed public offering price of $32.14 per share, the last sale price of our common stock on August 9, 2013, as reported on the NASDAQ Global Select Market. We intend to use the net proceeds from the shares sold by us in this offering for general corporate purposes, which may include the acquisition of complementary products, technologies or businesses. While acquisitions are an important element of our growth strategy, and at any given time we are likely to be evaluating, and may be in discussions with third parties regarding, both small and substantial acquisitions, we currently have no agreements or commitments to complete any such transactions. See "Use of proceeds."

Risk factors	You should read the "Risk factors" section of this prospectus supplement beginning on page S-8 for a discussion of factors to consider before deciding to purchase shares of our common stock.
NASDAQ Global Select Market symbol	MDCO

        The number of shares of our common stock to be outstanding after this offering is based on 56,604,780 shares outstanding as of June 30, 2013, and excludes:

  •
  7,940,482 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2013 at a weighted-average exercise price of $21.15 per share;

  •
  an aggregate of 4,793,759 additional shares of common stock reserved for future issuance under our stock incentive and employee stock purchase plans as of June 30, 2013;

  •
  additional shares of common stock reserved for future issuance under our 2013 stock incentive plan, which our stockholders approved at our annual meeting held on May 30, 2013; and

  •
  shares of common stock, if any, issuable upon conversion of our 1.375% convertible senior notes due 2017 or exercise of warrants that we issued in connection with convertible note hedge transactions that we entered into in connection with the issuance of the notes.

        Except as otherwise noted, we have presented the information in this prospectus supplement assuming:

  •
  no exercise by the underwriters of the option to purchase up to an additional                        shares of our common stock in this offering; and

  •
  no exercise of outstanding stock options.

RISK FACTORS

        Investing in our common stock involves significant risks. In deciding whether to invest, you should carefully consider the following risk factors, as well as the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or the SEC, that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of the following risks could have a material adverse effect on our business, financial condition, results of operations and prospects and cause the value of our stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Financial Results

Our business is very dependent on the commercial success of Angiomax. If Angiomax does not generate the revenues we anticipate, our business may be materially harmed

        Angiomax has accounted for substantially all of our revenue since we began selling this product in 2001. We expect revenue from Angiomax to account for the significant majority of our revenue in 2013. The commercial success of Angiomax depends upon:

  •
  our ability to maintain market exclusivity for Angiomax in the United States through the enforcement of U.S. Patent No. 7,582,727, or the '727 patent, and U.S. Patent No. 7,598,343, or the '343 patent, during the period following the expiration of the patent term of U.S. Patent No. 5,196,404, or the '404 patent, on December 15, 2014 and the six month pediatric exclusivity on June 15, 2015 through at least May 1, 2019, the date on which we agreed APP Pharmaceuticals, LLC, or APP, may sell a generic version of Angiomax;

  •
  the continued acceptance by regulators, physicians, patients and other key decision-makers of Angiomax as a safe, therapeutic and cost-effective alternative to heparin and other products used in current practice or currently being developed;

  •
  our ability to further develop Angiomax and obtain marketing approval of Angiomax for use in additional patient populations and the clinical data we generate to support expansion of the product label;

  •
  the overall number of PCI procedures performed;

  •
  the ability of our third-party supply and manufacturing partners to provide us with sufficient quantities of Angiomax;

  •
  the impact of competition from existing competitive products and from competitive products that may be approved in the future;

  •
  the continued safety and efficacy of Angiomax;

  •
  to what extent and in what amount government and third-party payors cover or reimburse for the costs of Angiomax; and

  •
  our success and the success of our international distributors in selling and marketing Angiomax in Europe and in other countries outside the United States.

        We continue to develop Angiomax for use in additional patient populations, including in patients with structural heart disease, patients undergoing peripheral angioplasty, carotid angioplasty and cardiovascular surgery and patients with or at risk of HIT/HITTS. We may not be successful in developing Angiomax and obtaining marketing approval of Angiomax for these additional patient populations. However, even if we are successful in obtaining approval for the use of Angiomax in additional patient populations, our ability to sell Angiomax for use in these additional patient populations may not result in higher revenue or income on a continuing basis.

        As of June 30, 2013, our inventory of Angiomax was $79.2 million, and we had inventory-related purchase commitments totaling $12.0 million for the last two quarters of 2013, $26.6 million for 2014 and $20.1 million for 2015 for Angiomax bulk drug substance. If sales of Angiomax were to decline, we could be required to make an allowance for excess or obsolete inventory or increase our accrual for product returns, which could negatively impact our results of operations and our financial condition.

We may need to raise additional capital. If we are unable to obtain such capital on favorable terms or at all, we may not be able to execute on our business plans and our business, financial condition and results of operations may be adversely affected

        We expect to devote substantial financial resources to our research and development efforts, clinical trials, nonclinical and preclinical studies and regulatory approvals and to our commercialization and manufacturing programs associated with our products and our products in development. We also will require cash to pay interest on the $275.0 million aggregate principal amount of our 1.375% convertible senior notes due 2017, or the Notes, and to make principal payments on the Notes at maturity or upon conversion. In addition, we will require cash to make payments under the license agreements and acquisition agreements to which we are a party, including potentially a payment to Bristol-Myers Squibb Company, or BMS, if we exercise the option granted to us, of a purchase price equal to the net book value of inventory included in the acquired assets, plus an additional amount to be determined in accordance with the terms of the master transaction agreement, and contingent payments under the definitive agreements for the acquisition of Targanta Therapeutics Corporation, or Targanta, Incline Therapeutics, Inc., or Incline, and ProFibrix B.V., or ProFibrix, and the license and collaboration agreement with Alnylam Pharmaceuticals, Inc., or Alnylam, of up to $50.0 million in cash in the aggregate under the Targanta transaction, of up to $205.0 million in cash in the aggregate under the Incline transaction, of up to $140.0 million in cash in the aggregate under the ProFibrix transaction and of up to $180.0 million in cash in the aggregate under the Alnylam license and collaboration, in each case, upon the achievement of specified regulatory, sales and other milestones.

        Our future capital requirements will depend on many factors, including:

  •
  the extent to which Angiomax is commercially successful globally;

  •
  our ability to maintain market exclusivity for Angiomax in the United States through the enforcement of the '727 patent and the '343 patent during the period following the expiration of the patent term of the '404 patent on December 15, 2014 and the six month pediatric exclusivity on June 15, 2015 through at least May 1, 2019, the date on which we agreed APP may sell a generic version of Angiomax;

  •
  the extent to which Recothrom, Cleviprex, ready-to-use Argatroban and the acute care generic products that we acquired the non-exclusive right to sell and distribute from APP are commercially successful in the United States;

  •
  the extent to which our global collaboration with AstraZeneca, including our four-year co-promotion arrangement for BRILINTA in the United States, is successful;

  •
  the extent to which we are successful in our efforts to establish a commercial infrastructure outside the United States;

  •
  the consideration paid by us and to be paid by us in connection with acquisitions and licenses of development-stage compounds, clinical-stage product candidates, approved products, or businesses, and in connection with other strategic arrangements;

  •
  the progress, level, timing and cost of our research and development activities related to our clinical trials and non-clinical studies with respect to Angiomax, Cleviprex and our products in development;

  •
  the cost and outcomes of regulatory submissions and reviews for approval of Angiomax in additional countries and for additional indications, of Recothrom and Cleviprex outside the United States and of our other products in development globally, including the recently acquired Fibrocaps;

  •
  the continuation or termination of third-party manufacturing, distribution and sales and marketing arrangements;

  •
  the size, cost and effectiveness of our sales and marketing programs globally;

  •
  the amounts of our payment obligations to third parties as to our products and products in development; and

  •
  our ability to defend and enforce our intellectual property rights.

        If our existing resources, together with revenues that we generate from sales of our products and other sources and the proceeds from this offering, are insufficient to satisfy our funding requirements, we may need to sell equity or debt securities or seek additional financing through other arrangements. Public or private financing may not be available in amounts or on terms acceptable to us, if at all. If we seek to raise funds through collaboration or licensing arrangements with third parties, we may be required to relinquish rights to products, products in development or technologies that we would not otherwise relinquish or grant licenses on terms that may not be favorable to us. Moreover, our ability to obtain additional debt financing may be limited by the Notes. If we are unable to obtain additional financing, we may be required to delay, reduce the scope of, or eliminate one or more of our planned research, development and commercialization activities, which could adversely affect our business, financial condition and operating results.

If we seek to raise capital to fund acquisitions of development-stage compounds, clinical-stage product candidates, approved products, or businesses or for other reasons by selling equity or debt securities or through other arrangements, our stockholders could be subject to dilution and we may become subject to financial restrictions and covenants, which may limit our activities

        If we seek to acquire any development-stage compounds, clinical-stage product candidates, approved products, or businesses or determine that raising additional capital would be in our interest and in the interest of our stockholders, we may seek to sell additional equity or debt securities or seek additional financings through other arrangements. Any sale of additional equity or debt securities may result in dilution to our stockholders and increased liquidity requirements. Moreover, our ability to obtain additional debt financing may be limited by the Notes. Debt financing may involve covenants limiting or restricting our ability to take specific actions, such as incurring additional debt or making capital expenditures. Our ability to comply with these financial restrictions and covenants could be dependent on our future performance, which is subject to prevailing economic conditions and other factors, including factors that are beyond our control such as foreign exchange rates, interest rates and changes in the level of competition. Failure to comply with the financial restrictions and covenants would adversely affect our business, financial condition and operating results.

Our revenue in the United States from sales of our products is completely dependent on our sole source distributor, Integrated Commercialization Solutions, or ICS, and our revenue outside the United States is substantially dependent on a limited number of international distributors. If the buying patterns of ICS or these international distributors for our products are not consistent with underlying hospital demand, then our revenue will be subject to fluctuation from quarter to quarter based on these buying patterns and not underlying demand for the products. Any change in these buying patterns could adversely affect our financial results and our stock price

        We distribute Angiomax, Recothrom, Cleviprex, ready-to-use Argatroban and three of our acute care products in the United States through a sole source distribution model. Under this model, we currently sell Angiomax, Recothrom, Cleviprex, ready-to-use Argatroban and the three acute care generic products to our sole source distributor, ICS. ICS then sells Angiomax, Recothrom, Cleviprex, ready-to-use Argatroban and the three acute care generic products to a limited number of national medical and pharmaceutical wholesalers with distribution centers located throughout the United States and, in certain cases, directly to hospitals. We expect that we will also sell our other acute care generic products through the same sole source distribution model. Our revenue from sales of Angiomax, Recothrom, Cleviprex, ready-to-use Argatroban and the three acute care generic products in the United States is exclusively from sales to ICS pursuant to our agreement with them. We anticipate that our revenue from sales of our other acute care generic products that we sell will be exclusively from sales to ICS. In connection with a reduction in marketing, sales and distribution fees payable to ICS, in October 2010 we amended our agreement with ICS to extend the ICS payment terms under our distribution agreement with them from 30 days to 45 days, which can be further extended to 49 days if ICS pays by wire transfer. The amendment has caused, and we expect to continue to cause, an increase in accounts receivable. As a result of our relationship with ICS, we expect that our revenue will continue to be subject to fluctuation from quarter to quarter based on the buying patterns of ICS, which may be independent of underlying hospital demand.

        In some countries outside the European Union and in a few countries in the European Union, we sell Angiomax to international distributors and these distributors then sell Angiomax to hospitals. Our reliance on a small number of distributors for international sales of Angiomax could cause our revenue to fluctuate from quarter to quarter based on the buying patterns of these distributors, independent of underlying hospital demand.

        If inventory levels at ICS or at our international distributors become too high, these distributors may seek to reduce their inventory levels by reducing purchases from us, which could have a material and adverse effect on our revenue in periods in which such purchase reductions occur.

We may not realize the anticipated benefits of past or future acquisitions or product licenses and integration of these acquisitions and any products and product candidates acquired or licensed may disrupt our business and management

        We have in the past and may in the future acquire or license additional development-stage compounds, clinical-stage product candidates, approved products, technologies or businesses. For example, recently we acquired ProFibrix and Incline, obtained the exclusive right to promote, market and sell Recothrom from BMS and entered into a license and collaboration agreement with Alnylam to develop, manufacture and commercialize RNAi therapeutics targeting the proprotein convertase subtilisin/kexin type 9, or PCSK9, gene for the treatment of hypercholesterolemia and other human diseases. We may not realize the anticipated benefits of an acquisition, license or collaboration, each of which involves numerous risks. These risks include:

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  difficulty in integrating the operations, products or product candidates and personnel of an acquired company;

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  entry into markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

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  failure to successfully further develop the acquired or licensed business, product, compounds, programs or technology or to achieve strategic objectives, including commercializing and marketing successfully the development stage compounds and clinical stage candidates that we acquire or license;

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  disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges;

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  inadequate or unfavorable clinical trial results from acquired or contracted for product candidates;

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  inability to retain personnel, key customers, distributors, vendors and other business partners of the acquired company, or acquired or licensed product or technology;

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  potential failure of the due diligence processes to identify significant problems, liabilities or other shortcomings or challenges of an acquired company, or acquired or licensed product or technology, including but not limited to, problems, liabilities or other shortcomings or challenges with respect to intellectual property, product quality, revenue recognition or other accounting practices, employee, customer or partner disputes or issues and other legal and financial contingencies and known and unknown liabilities;

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  liability for activities of the acquired company or licensor before the acquisition or license, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;

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  exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition or license, including but not limited to, claims from terminated employees, customers, former stockholders or other third-parties; and

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  difficulties in the integration of the acquired company's departments, systems, including accounting, human resource and other administrative systems, technologies, books and records, and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes-Oxley Act of 2002 and related procedures and policies.

        Acquisitions and licensing arrangements are inherently risky, and ultimately, if we do not complete an announced acquisition or license transaction or integrate an acquired business, or an acquired or licensed product or technology successfully and in a timely manner, we may not realize the benefits of the acquisition or license to the extent anticipated and the perception of the effectiveness of our management team and our company may suffer in the marketplace. In addition, even if we are able to achieve the long-term benefits associated with our strategic transactions, our expenses and short-term costs may increase materially and adversely affect our short-term profitability. Further, if we cannot successfully integrate acquired businesses, or acquired or licensed products or technologies we may experience material negative consequences to our business, financial condition or results of operations. Future acquisitions or licenses could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or impairment of goodwill, and restructuring charges, any of which could harm our business, financial condition or results of operations.

We have a history of net losses and may not achieve profitability in future periods or maintain profitability on an annual basis

        We have incurred net losses in many years and on a cumulative basis since our inception. As of June 30, 2013, we had an accumulated deficit of approximately $53.9 million. We expect to make substantial expenditures to further develop and commercialize our products, including costs and expenses associated with research and development, clinical trials, nonclinical and preclinical studies, regulatory approvals and commercialization. We anticipate needing to generate greater revenue in future periods from our marketed products and from our products in development in order to achieve and maintain profitability in light of our planned expenditures. If we are unable to generate greater revenue, we may not achieve profitability in future periods, and may not be able to maintain any profitability we do achieve. Our ability to generate future revenue will be substantially dependent on our ability to maintain market exclusivity for Angiomax. If we fail to achieve profitability or maintain profitability on a quarterly or annual basis within the time frame expected by investors or securities analysts, the market price of our common stock may decline.

Risks Related to Our Notes

Servicing the Notes will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay the Notes

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be unfavorable to us or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at the time we seek such refinancing. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may not have the ability to raise the funds necessary to settle conversions of the Notes or to repurchase the Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes

        Holders of the Notes will have the right to require us to repurchase their Notes upon the occurrence of a fundamental change, as defined in the indenture with Wells Fargo Bank, National Association, a national banking association, as trustee, governing the Notes, which we refer to as the Indenture, at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, as described in the Indenture. In addition, upon conversion of the Notes, we will be required to make with respect to each $1,000 in principal amount of Notes converted cash payments of at least the lesser of $1,000 and the sum of the daily conversion values as described in the Indenture. However, we may not have enough available cash or be able to obtain financing at the time we are required to repurchase Notes or to pay cash upon conversions of Notes. In addition, our ability to repurchase Notes or to pay cash upon conversions of Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase Notes at a time when the repurchase is required by the Indenture or to pay any cash payable on future conversions of the Notes as required by the Indenture would constitute a default under the Indenture. A default under the Indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes or make cash payments upon conversions thereof.

The conditional conversion feature of the Notes, if triggered, may adversely affect our financial condition and operating results

        Holders of the Notes are entitled to convert the Notes at any time during specified periods at their option upon the occurrence of certain conditions, which are set forth in the Indenture. If one or more holders elect to convert their Notes, we would be required to settle any converted principal through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the Notes, could have a material effect on our reported financial results

        In May 2008, the Financial Accounting Standards Board, or FASB, issued FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon

Conversion (Including Partial Cash Settlement)", which has subsequently been codified as Accounting Standards Codification 470-20, "Debt with Conversion and Other Options", which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component is treated as original issue discount for purposes of accounting for the liability component of the Notes. As a result, we will be required to record non-cash interest expense in current periods presented as a result of the amortization of the excess of the principal amount of the liability component of the Notes over its carrying amount over the term of the Notes. We will report lower net income in our financial results because ASC 470-20 will require interest expense to include the current period's amortization of the debt discount and transaction costs, as well as the Notes' contractual interest, which could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the Notes.

        In addition, under certain circumstances, convertible debt instruments (such as the Notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the Notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the Notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the Notes, then our diluted earnings per share would be adversely affected.

We have incurred substantial indebtedness, and our leverage and maintenance of high levels of indebtedness may adversely affect our business, financial condition and results of operations

        As a result of the sale of the Notes, we have a greater amount of debt than we have maintained in the past. Our maintenance of higher levels of indebtedness could have adverse consequences including:

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  impacting our ability to satisfy our obligations;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  limiting our ability to obtain additional financing in the future;

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  increasing the portion of our cash flows that may have to be dedicated to interest and principal payments and may not be available for operations, research and development, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

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  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete, and

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  placing us at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources.

Risks Related to Commercialization

We face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do

        Our industry is highly competitive. Competitors in the United States and other countries include major pharmaceutical companies, specialized pharmaceutical companies and biotechnology firms, universities and other research institutions. Many of our competitors have substantially greater research and development capabilities and experience, and greater manufacturing, marketing and financial resources, than we do.

        Our competitors may develop, market or license products or other novel technologies that are more effective, safer, more convenient or less costly than any that have been or are being developed or sold by us, or may obtain marketing approval for their products from the U.S. Food and Drug Administration, or FDA, or equivalent foreign regulatory bodies more rapidly than we may obtain approval for ours. There are well established products, including generic products, that are approved and marketed for the indications for which Angiomax, Recothrom, Cleviprex, ready-to-use Argatroban and our acute care generic products are approved for and the indications for which we are developing our products in development. In addition, competitors are developing additional products for such indications. In the case of ready-to-use Argatroban, GlaxoSmithKline markets a branded formulation of Argatroban and Sandoz markets generic formulations of ready-to-use Argatroban that compete with our ready-to-use formulation of Argatroban. In the case of the acute care generic products, such products will compete with their respective brand name reference products and other equivalent generic products that may be sold by APP and other third-parties.

        We compete, in the case of Angiomax, Recothrom, Cleviprex and ready-to-use Argatroban, and expect to compete, in the cases of our products in development, on the basis of product efficacy, safety, ease of administration, price and economic value compared to drugs used in current practice or currently being developed. If we are not successful in demonstrating these attributes, physicians and other key healthcare decision makers may choose other products over our products, switch from our products to new products or choose to use our products only in limited circumstances, which could adversely affect our business, financial condition and results of operations.

Angiomax faces significant competition from all categories of anticoagulant drugs, which may limit the use of Angiomax and adversely affect our revenue

        Due to the incidence and severity of cardiovascular diseases, the market for anticoagulant therapies is large and competition is intense. There are a number of anticoagulant drugs currently on the market, awaiting regulatory approval or in development, including orally administered agents. Angiomax competes with, or may compete with in the future, these anticoagulant drugs to the extent Angiomax and any of these anticoagulant drugs are approved for the same or similar indications.

        We have positioned Angiomax to compete primarily with heparin, platelet inhibitors such as glycoprotein IIb/IIIa receptor inhibitors, or GP IIb/IIIa inhibitors, and treatment regimens combining heparin and GP IIb/IIIa inhibitors. Because heparin is generic and inexpensive and has been widely used for many years, physicians and medical decision-makers may be hesitant to adopt Angiomax instead of heparin. GP IIb/IIIa inhibitors that Angiomax competes with include ReoPro from Eli Lilly and Company and Johnson & Johnson/Centocor, Inc., Integrilin from Merck & Co., Inc., and Aggrastat from Iroko Pharmaceuticals, LLC and MediCure Inc. GP IIb/IIIa inhibitors are widely used and some physicians believe they offer superior efficacy to Angiomax. Physicians may choose to use heparin combined with GP IIb/IIIa inhibitors due to their years of experience with this combination therapy and reluctance to change existing hospital protocols and pathways. Physician resistance to the use of Angiomax due to either custom or efficacy could adversely affect our revenue.

        In some circumstances, Angiomax competes with other anticoagulant drugs for the use of hospital financial resources. For example, many U.S. hospitals receive a fixed reimbursement amount per procedure for the angioplasties and other treatment procedures they perform. As this amount is not based on the actual expenses the hospital incurs, hospitals may choose to use either Angiomax or other anticoagulant drugs or a GP IIb/IIIa inhibitor but not necessarily more than one of these drugs. If hospitals do not choose Angiomax in these instances, our revenue will be adversely affected.

        If we are unable to maintain our market exclusivity for Angiomax in the United States as a result of our inability to enforce our U.S. patents covering Angiomax, Angiomax could become subject to generic competition in the United States earlier than we anticipate. We have agreed that APP may sell a generic version of Angiomax beginning May 1, 2019 or earlier under certain conditions, and that Teva Pharmaceuticals USA, Inc., or Teva, may sell a generic version of Angiomax beginning June 30, 2019, or earlier under certain conditions. Competition from generic equivalents that would be sold at a price that is less than the price at which we currently sell Angiomax could have a material adverse impact on our business, financial condition and operating results.

Recothrom faces significant competition from all classes of topical hemostats and related sealant products, which may limit the use of Recothrom and adversely affect our revenue

        Recothrom is a surgical hemostat that is applied topically during surgery to stop bleeding. There are a number of different classes of topical hemostats including:

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  the GELFOAM Plus hemostasis kit marketed by Baxter Healthcare Corporation;

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  mechanical hemostats, such as absorbable gelatin sponges;

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  collagen, cellulose, or polysaccharide-based hemostats applied as sponges, fleeces, bandages, or microspheres which do not contain thrombin or any other active biologic compounds;

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  active hemostats, which are thrombin products that may be derived from bovine or human pooled plasma purification or human recombinant manufacturing processes;

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  flowable hemostats, which consists of granular collagen or gelatin component that is mixed with saline or reconstituted thrombin to form a semi-solid, flowable putty; and

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  fibrin sealants, which consists of thrombin and fibrinogen that can be sprayed or applied directly to the bleeding surface.

        The choice of a surgical hemostat depends on the surgical procedure, type and strength of bleeding, surgeon preference, price and availability of products within the operating room or hospital.

        Recothrom competes with each of these types of surgical hemostats as well as other active hemostats. Recothrom is the only active hemostat that is not derived from bovine or human pooled plasma and can be used as a stand-alone product or in combination with a variety of other currently available mechanical and flowable hemostat products that are labeled for use with thrombin. Currently, there are two other stand-alone topical thrombin products commercially available in the United States, Thrombin-JMI, a bovine derived thrombin marketed by Pfizer Inc., or Pfizer, and Evithrom, a human pooled plasma thrombin marketed by Ethicon, Inc., a subsidiary of Johnson & Johnson. In addition, Baxter International, Inc. markets the GELFOAM Plus Hemostasis Kit, which is Pfizer's GELFOAM sterile sponge co-packaged with human plasma-derived thrombin. Further, a number of companies, including Johnson & Johnson, Pfizer and Baxter International, Inc., currently market other hemostatic agents that may compete with Recothrom, including passive agents such as gelatin and collagen pads and flowable hemostats, as well as fibrin sealants and tissue glues. Many of these alternative hemostatic agents are relatively inexpensive and have been widely used for many years, and hospital purchasers continue to seek to limit growth of expenditures. Consequently, some physicians and hospital formulary decision-makers may be hesitant to adopt Recothrom. The active hemostat class has seen minor usage contraction recently while the flowable hemostats and fibrin sealants have shown growth. If physicians do not accept the potential advantages of Recothrom or resist the use of Recothrom due to either custom or cost containment measures, or the active hemostat class continues to decline, our revenues could be adversely affected.

If we are unable to successfully identify and acquire or license development stage compounds, clinical stage product candidates or approved products and develop or commercialize those compounds and products, our business, financial condition and results of operations may be adversely affected

        Our business strategy is based on us selectively licensing or acquiring and then successfully developing and commercializing development stage compounds, clinical stage product candidates and approved products. Our success will be based in part on our ability to build and actively manage a portfolio of drugs that addresses unmet medical needs and creates value in patient therapy. However, the acquisition and licensing of pharmaceutical products is a competitive area. A number of more established companies, which have acknowledged strategies to license and acquire products, may have competitive advantages over us due to their size, cash flows and institutional experience. In addition, we may compete with emerging companies taking similar or different approaches to product acquisition.

        Because of the intense competition for these types of product candidates and approved products, the cost of acquiring, in-licensing or otherwise obtaining rights to such candidates and products has grown dramatically in recent years and are often at levels that we cannot afford or that we believe are not justified by market potential. Any acquisition or license of product candidates or approved products that we pursue may not result in any short or long term benefit to us. We may incorrectly judge the value or worth of an acquired or licensed product candidate or approved product. Even if we succeed in acquiring product candidates, we may not be successful in developing them and obtaining marketing approval for them, manufacturing them economically or commercializing them successfully. We have previously acquired or licensed rights to clinical or development stage compounds and, after having conducted development activities, determined not to devote further resources to those compounds. For example, in October 2012, we voluntarily discontinued our clinical trials and further development of MDCO-2010, which we had acquired in connection with our acquisition of Curacyte Discovery GmbH, or Curacyte Discovery, in August 2008, in response to serious unexpected patient safety issues encountered during a clinical trial. Similarly, following our review of data from the pharmacokinetic and pharmacodynamic study of several doses of MDCO-157 and oral clopidogrel in healthy volunteers, we elected not to proceed with the further development of MDCO-157, which we had licensed from CyDex Pharmaceuticals, Inc., a subsidiary of Ligand Pharmaceuticals, Incorporated.

        In addition, our future success would depend in part on our ability to manage any required growth associated with some of these acquisitions and licenses. Any acquisition might distract resources from the development of our existing product candidates and could otherwise negatively impact sales of our other marketed products. Furthermore, the development or expansion of any licensed or acquired product candidate or approved product may require a substantial capital investment by us, and we may not have these necessary funds to do so.

        If we are unable to identify and acquire additional promising candidates or to develop and commercialize successfully those candidates we have, we will not be able to implement our business strategy and our business, operating results and financial condition may be materially and adversely affected.

If we are not able to convince hospitals to include our products on their approved formulary lists, our revenues may not meet expectations and our business, results of operations and financial condition may be adversely affected

        Hospitals establish formularies, which are lists of drugs approved for use in the hospital. If a drug is not included on the formulary, the ability of our engagement partners and engagement managers to promote and sell the drug may be limited or denied. For example, in connection with the launch of Cleviprex, we experienced difficulties in getting Cleviprex included on hospitals' formulary lists, in part because hospital formularies may limit the number of intravenous antihypertensive, or IV-AHT, drugs in each drug class, and revenues from Cleviprex were adversely affected. If we fail to secure and maintain formulary inclusion for our products on favorable terms or are significantly delayed in doing so, we may have difficulty achieving market acceptance of our products and our business, results of operations and financial condition could be materially adversely affected.

If we are unable to negotiate and maintain satisfactory arrangements with group purchasing organizations with respect to the purchase of our products, our sales, results of operations and financial condition could be adversely affected

        Our ability to sell our products to hospitals in the United States depends in part on our relationships with group purchasing organizations, or GPOs. Many existing and potential customers for our products become members of GPOs. GPOs negotiate pricing arrangements and contracts, sometimes on an exclusive basis, with medical supply manufacturers and distributors. These negotiated prices are then made available to a GPO's affiliated hospitals and other members. If we are not one of the providers selected by a GPO, affiliated hospitals and other members may be less likely to purchase our products, and if the GPO has negotiated a strict sole source, market share compliance or bundling contract for another manufacturer's products, we may be precluded from making sales to members of the GPO for the duration of the contractual arrangement. Our failure to renew contracts with GPOs may cause us to lose market share and could have a material adverse effect on our sales, financial condition and results of operations. We cannot assure you that we will be able to renew these contracts at the current or substantially similar terms. If we are unable to keep our relationships and develop new relationships with GPOs, our competitive position may suffer.

If the number of PCI procedures performed decreases, sales of Angiomax may be negatively impacted

        The commercial success of Angiomax depends, in part, on the overall number of PCI procedures performed. The number of PCI procedures performed in the United States declined in 2007 due in part to the reaction to data from a clinical trial that was published in March 2007 in the New England Journal of Medicine entitled "Clinical Outcomes Utilizing Revascularization and Aggressive Drug Evaluation," or "COURAGE", and to the controversy regarding the use of drug-eluting stents. Since 2007, PCI procedure volume has remained similar to the 2007 levels and has not returned to the level of PCI procedures performed prior to the 2007 decline. With ongoing economic pressures on our hospital customers, PCI procedure volume might further decline and might not return to its previous levels. Because PCI procedures are the primary procedures during which Angiomax is used, a decline in the number of procedures may negatively impact sales of Angiomax, possibly materially.

If we are unable to successfully expand our business infrastructure and develop our global operations, our ability to generate future product revenue will be adversely affected and our business, results of operations and financial condition may be adversely affected

        To support the global sales and marketing of Angiomax, Cleviprex and our products in development, if and when they are approved for sale and marketed outside the United States, we are developing our business infrastructure globally. Our ability to do this successfully will depend on our ability to expand our internal organization and infrastructure to accommodate additional anticipated growth. To manage the existing and planned future growth and the increasing breadth and complexity of our activities, we will need to continue building our organization and making significant additional investments in personnel, infrastructure, information management systems and other operational resources. If we are unable to expand our global operations successfully and in a timely manner, the growth of our business may be limited. Such expansion may be more difficult, more expensive or take longer than we anticipate. If we are not able to successfully market and sell our products globally, our business, results of operations and financial condition may be adversely affected.

        Future rapid expansion could strain our operational, human and financial resources. For instance, we may be required to allocate additional resources to the expanded business, which we would have otherwise allocated to another part of our business. In order to manage expansion, we must:

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  continue to improve operating, administrative, and information systems;

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  accurately predict future personnel and resource needs to meet contract commitments;

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  track the progress of ongoing projects; and

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  attract and retain qualified management, sales, professional, scientific and technical operating personnel

        If we do not take these actions and are not able to manage our global business, then our global operations may be less successful than anticipated.

The success of our global operations may be adversely affected by international risks and uncertainties. If these operations are not successful, our business, results of operations and financial condition could be adversely affected

        Our future profitability will depend in part on our ability to grow and ultimately maintain our product sales in foreign markets, particularly in Europe. For the year ended December 31, 2012 and the six months ended June 30, 2013, we had $46.5 million and $24.8 million, respectively, in sales outside of the United States and we have historically encountered difficulty in selling Angiomax outside of the United States. Our foreign operations subject us to additional risks and uncertainties, particularly because we have limited experience in marketing, servicing and distributing our products or otherwise operating our business outside of the United States. These risks and uncertainties include:

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  political and economic determinations that adversely impact pricing or reimbursement policies;

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  our customers' ability to obtain reimbursement for procedures using our products in foreign markets;

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  compliance with complex and changing foreign legal, tax, accounting and regulatory requirements;

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  language barriers and other difficulties in providing long-range customer support and service;

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  longer accounts receivable collection times;

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  significant foreign currency fluctuations, which could result in increased operating expenses and reduced revenues;

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  trade restrictions and restrictions on direct investment by foreign entities;

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  reduced protection of intellectual property rights in some foreign countries; and

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  the interpretation of contractual provisions governed by foreign laws in the event of a contract dispute.

        Our foreign operations could also be adversely affected by export license requirements, the imposition of governmental controls, political and economic instability, trade restrictions, changes in tariffs and difficulties in staffing and managing foreign operations.

If reimbursement by government payors or other third-party payors is not available or limited for our products, drug pricing is delayed or set at unfavorable levels or access to our products is reduced or terminated by governmental and other third-party payors, our ability to generate revenue would be adversely affected

        Acceptable levels of coverage and reimbursement of drug treatments by government payors, such as Medicare and Medicaid programs, private health insurers and other organizations, have a significant effect on our ability to successfully commercialize our products. Reimbursement in the United States, Europe or elsewhere may not be available for any products we may develop or, if already available, may be decreased in the future. We may not get reimbursement or reimbursement may be limited if government payors, private health insurers and other organizations are influenced by the prices of existing drugs in determining whether our products will be reimbursed and at what levels. For example, the availability of numerous generic antibiotics at lower prices than branded antibiotics, such as oritavancin, if it were approved for commercial sale, could substantially affect the likelihood of reimbursement and the level of reimbursement for oritavancin. If reimbursement is not available or is available only at limited levels, we may not be able to commercialize our products, or may not be able to obtain a satisfactory financial return on our products.

        In certain countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals and the level of reimbursement are subject to governmental control. In some countries, pricing and reimbursement are set with limited, if any, participation in the process by the marketing authorization holder. In addition, it can take an extended period of time after the receipt of initial approval of a product to establish and obtain reimbursement or pricing approval. Reimbursement approval also may be required at the individual patient level, which can lead to further delays. In addition, in some countries, it may take an extended period of time to collect payment even after reimbursement has been established. If prices are set at unsatisfactory levels, such prices may negatively impact our revenues from sales in those countries. An increasing number of countries are taking initiatives to attempt to reduce large budget deficits by focusing cost-cutting efforts on pharmaceuticals for their state-run health care systems. These international price control efforts have impacted all regions of the world, but have been most drastic in the European Union. Further, a number of European Union countries use drug prices from other countries of the European Union as "reference prices" to help determine pricing in their own countries. Consequently, a downward trend in drug prices for some countries could contribute to similar occurrences elsewhere. If reimbursement of our future products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.

        Third-party payors, including Medicare and Medicaid increasingly are challenging prices charged for and the cost-effectiveness of medical products and services and they increasingly are limiting both coverage and the level of reimbursement for drugs. Also, the trend toward managed health care in the United States and the changes in health insurance programs may result in lower prices for pharmaceutical products and health care reform. The Patient Protection and Affordable Care Act of 2010, or the PPACA, may also have a significant impact on pricing as the legislation contains a number of provisions that are intended to reduce or limit the growth of healthcare costs. The provisions of the PPACA, as amended, could, among other things, increase pressure on drug pricing and, as a result, the number of procedures that are performed. In addition to federal legislation, state legislatures and foreign governments have also shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. The establishment of limitations on patient access to our drugs, adoption of price controls and cost-containment measures in new jurisdictions or programs, and adoption of more restrictive policies in jurisdictions with existing controls and measures could adversely impact our business and future results. If governmental organizations and third-party payors do not consider our products to be cost-effective compared to other available therapies, they may not reimburse providers or consumers of our products or, if they do, the level of reimbursement may not be sufficient to allow us to sell our products on a profitable basis.

Use or misuse of our products may result in serious injuries or even death to patients and may subject us to significant claims for product liability. If we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims, we could be exposed to significant liability

        Our business exposes us to potential significant product liability risks which are inherent in the testing, manufacturing, marketing and sale of human healthcare products. Product liability claims might be made by patients in clinical trials, consumers, health care providers or pharmaceutical companies or others that sell our products. These claims may be made even with respect to those products that are manufactured in licensed and regulated facilities or otherwise possess regulatory approval for commercial sale or study.

        These claims could expose us to significant liabilities that could prevent or interfere with the development or commercialization of our products. Product liability claims could require us to spend significant time and money in litigation or pay significant damages. With respect to our commercial sales and our clinical trials, we are covered by product liability insurance in the amount of $20.0 million per occurrence and $20.0 million annually in the aggregate on a claims-made basis. This coverage may not be adequate to cover all or any product liability claims that we face

        As we continue to commercialize our products, we may wish to increase our product liability insurance. Product liability coverage is expensive. In the future, we may not be able to maintain or obtain such product liability insurance on reasonable terms, at a reasonable cost or in sufficient amounts to protect us against losses due to product liability claims.

We may not be able to manage our business effectively if we are unable to attract and retain key personnel and consultants

        Our industry has experienced a high rate of turnover of management personnel in recent years. We are highly dependent on our ability to attract and retain qualified personnel for the acquisition, development and commercialization activities we conduct or sponsor. If we lose one or more of the members of our senior management, including our Chairman and Chief Executive Officer, Clive A. Meanwell, our President and Chief Financial Officer, Glenn P. Sblendorio, or other key employees or consultants, our ability to implement successfully our business strategy could be seriously harmed. Our ability to replace these key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to acquire, develop and commercialize products successfully. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate such additional personnel.

Risks Related to our Dependence on Third Parties for Manufacturing, Research and Development, and Distribution Activities

We have no manufacturing or supply capabilities and are completely dependent on third parties for the manufacture and supply of our products. We depend on a limited number of suppliers for the production of bulk drug substance for our products and products in development and to carry out fill-finish activities. If any of these suppliers does not or cannot fulfill its manufacturing or supply obligations to us, our ability to meet commercial demands for our products and to conduct clinical trials of our products and products in development could be impaired and our business could be harmed

        We do not manufacture any of our products and do not plan to develop any capacity to manufacture them. We currently rely on a limited number of manufacturers and other third parties for bulk substance and to carry out fill-finish activities for our products and products in development. We expect to continue this manufacturing arrangement for Angiomax, Recothrom and all of our other approved products and products in development for the foreseeable future.

        In the event that any third party is unable or unwilling to carry out its respective manufacturing or supply obligations or terminates or refuses to renew its arrangements with us, we may be unable to obtain alternative manufacturing or supply on commercially reasonable terms on a timely basis or at all. In such cases, the third-party manufacturers have made no commitment to supply the drug product to us on a long-term basis and could reject our purchase orders. Only a limited number of manufacturers are capable of manufacturing our products and products in development. Consolidation within the pharmaceutical manufacturing industry could further reduce the number of manufacturers capable of producing our products, or otherwise affect our existing contractual relationships.

        If we were required to transfer manufacturing processes to other third-party manufacturers and we were able to identify an alternative manufacturer, we would still need to satisfy various regulatory requirements. Satisfaction of these requirements could cause us to experience significant delays in receiving an adequate supply of our products and products in development and could be costly. Moreover, we may not be able to transfer processes that are proprietary to the manufacturer. Any delays in the manufacturing process may adversely impact our ability to meet commercial demands for our products on a timely basis, which could reduce our revenue, and to supply product for clinical trials of Angiomax, Cleviprex and our products in development, which could affect our ability to complete clinical trials on a timely basis.

If third parties on whom we rely to manufacture and support the development and commercialization of our products do not fulfill their obligations or we are unable to establish or maintain such arrangements, the development and commercialization of our products may be terminated or delayed, and the costs of development and commercialization may increase

        Our development and commercialization strategy involves entering into arrangements with corporate and academic collaborators, contract research organizations, distributors, third-party manufacturers, licensors, licensees and others to conduct development work, manage or conduct our clinical trials, manufacture our products and market and sell our products outside of the United States. We do not have the expertise or the resources to conduct many of these activities on our own and, as a result, are particularly dependent on third parties in many areas.

        We may not be able to maintain our existing arrangements with respect to the commercialization or manufacture of our products or establish and maintain arrangements to develop, manufacture and commercialize our products in development or any additional product candidates or products we may acquire on terms that are acceptable to us. Any current or future arrangements for development and commercialization may not be successful. If we are not able to establish or maintain agreements relating to our products, our products in development or any additional products or product candidates we may acquire, our results of operations would be materially adversely affected.

        Third parties may not perform their obligations as expected. The amount and timing of resources that third parties devote to developing, manufacturing and commercializing our products are not within our control. Our collaborators may develop, manufacture or commercialize, either alone or with others, products and services that are similar to or competitive with the products that are the subject of the collaboration with us. Furthermore, our interests may differ from those of third parties that manufacture or commercialize our products. Our collaborators may reevaluate their priorities from time to time, including following mergers and consolidations, and change the focus of their development, manufacturing or commercialization efforts. Disagreements that may arise with these third parties could delay or lead to the termination of the development or commercialization of our product candidates, or result in litigation or arbitration, which would be time consuming and expensive.

        If any third party that manufactures or supports the development or commercialization of our products breaches or terminates its agreement with us, or fails to commit sufficient resources to our collaboration or conduct its activities in a timely manner, or fails to comply with regulatory requirements, such breach, termination or failure could:

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  delay or otherwise adversely impact the manufacturing, development or commercialization of our products, our products in development or any additional products or product candidates that we may acquire or develop;

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  require us to seek a new collaborator or undertake unforeseen additional responsibilities or devote unforeseen additional resources to the manufacturing, development or commercialization of our products; or

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  result in the termination of the development or commercialization of our products.

Our reliance on third-party manufacturers and suppliers to supply our products and product candidates may increase the risk that we will not have appropriate supplies of our products or our product candidates, which could adversely affect our business, results of operations and financial condition

        Reliance on third-party manufacturers and suppliers entails risks to which we would not be subject if we manufactured products or products candidates ourselves, including:

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  reliance on the third party for regulatory compliance and quality assurance;

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  the possible breach of the manufacturing or supply agreement by the third party; and

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  the possible termination or nonrenewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.

        For example, in December 2009 and March 2010 we conducted voluntary recalls of manufactured lots of Cleviprex due to the presence of visible particulate matter at the bottom of some vials that were manufactured for us by a third party. As a result, we were not able to supply the market with Cleviprex or sell Cleviprex from the first quarter of 2010 until April 2011. In addition, in December 2011, Eagle Pharmaceuticals, Inc., or Eagle, the licensor and sole supplier of ready-to-use Argatroban, conducted a voluntary recall of the product due to the presence of particulate matter in some vials. As a result, we were not able to sell ready-to-use Argatroban from December 2011 to April 2012. In April 2012, we re-commenced selling ready-to-use Argatroban to existing and new customers.

        Our products and products in development may compete with products and product candidates of third parties for access to manufacturing facilities. If we are not able to obtain adequate supplies of our products and products in development, it will be more difficult for us to compete effectively, market and sell our approved products and develop our products in development.

        Our manufacturers are subject to ongoing, periodic, unannounced inspection by the FDA and corresponding state and foreign agencies or their designees to evaluate compliance with the FDA's current good manufacturing practices, or cGMP, regulations and other governmental regulations and corresponding foreign standards. We cannot be certain that our present or future manufacturers will be able to comply with cGMP regulations and other FDA regulatory requirements or similar regulatory requirements outside the United States. We do not control compliance by our manufacturers with these regulations and standards. Failure of our third-party manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines and other monetary penalties, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, suspension of clinical trials, license revocation, seizures or recalls of product candidates or products, interruption of production, warning letters, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products and products in development.

If we use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages

        We conduct research and development activities that involve the controlled use of potentially hazardous substances, including chemical, biological and radioactive materials and viruses. In addition, our operations produce hazardous waste products. Federal, state and local laws and regulations in the United States and Canada govern the use, manufacture, storage, handling and disposal of hazardous materials. We may incur significant additional costs to comply with applicable laws in the future. Also, we cannot completely eliminate the risk of contamination or injury resulting from hazardous materials and we may incur liability as a result of any such contamination or injury. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources. We have only limited insurance for liabilities arising from hazardous materials. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may restrict our research, development and production efforts, which could harm our business, operating results and financial condition.

If we fail to acquire and develop additional development-stage compounds, clinical-stage product candidates or approved products, it will impair our ability to grow our business

        In order to generate additional revenue, our business plan is to acquire or license, and then develop and market, additional development-stage compounds, clinical-stage product candidates and approved products. From 2008 through August 2013, for instance, we acquired Curacyte Discovery, Targanta, Incline and ProFibrix, licensed marketing rights to the ready-to-use formulation of Argatroban, licensed development and commercialization rights to MDCO-216, MDCO-157 and the ALN-PCS program, licensed the non-exclusive rights to sell and distribute ten acute care generic products and entered into a collaboration arrangement with BMS with respect to the commercialization of Recothrom. The success of this growth strategy depends upon our ability to identify, select and acquire or license pharmaceutical products that meet the criteria we have established. Because we have only the limited internal scientific research capabilities that we acquired in our acquisitions of Curacyte Discovery, Targanta, Incline and ProFibrix, and we do not anticipate establishing additional scientific research capabilities, we are dependent upon pharmaceutical and biotechnology companies and other researchers to sell or license product candidates to us. In addition, proposing, negotiating and implementing an economically viable acquisition or license is a lengthy and complex process. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us for the acquisition or license of development-stage compounds, clinical-stage product candidates and approved products. We may not be able to acquire or license the rights to additional product candidates and approved products on terms that we find acceptable, or at all.

Risks Related to Regulatory Matters

If we do not obtain regulatory approvals for our product candidates in any jurisdiction or for our products in any additional jurisdictions, we will not be able to market our products and product candidates in those jurisdictions and our ability to generate additional revenue could be materially impaired

        We must obtain approval from the FDA in order to sell our product candidates in the United States and from foreign regulatory authorities in order to sell our product candidates in other countries. In addition, we must obtain approval from foreign regulatory authorities in order to sell our U.S.-approved products in other countries. Obtaining regulatory approval is uncertain, time-consuming and expensive. Any regulatory approval we ultimately obtain may limit the indicated uses for the product or subject the product to restrictions or post-approval commitments that render the product commercially non-viable. Securing regulatory approval requires the submission of extensive non-clinical and clinical data, information about product manufacturing processes and inspection of facilities and supporting information to the regulatory authorities for each therapeutic indication to establish the product's safety and efficacy. If we are unable to submit the necessary data and information, for example, because the results of clinical trials are not favorable, or if the applicable regulatory authority delays reviewing or does not approve our applications, we will be unable to obtain regulatory approval. Delays in obtaining or failure to obtain regulatory approvals may:

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  delay or prevent the successful commercialization of any of the products or product candidates in the jurisdiction for which approval is sought;

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  diminish our competitive advantage; and

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  defer or decrease our receipt of revenue

        The regulatory review and approval process to obtain marketing approval takes many years and requires the expenditure of substantial resources. This process can vary substantially based on the type, complexity, novelty and indication of the product involved. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that data are insufficient for approval and require additional pre-clinical, clinical or other studies. In addition, varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of a product. Moreover, recent events, including complications experienced by patients taking FDA-approved drugs, have raised questions about the safety of marketed drugs and may result in new legislation by the U.S. Congress or foreign legislatures and increased caution by the FDA and comparable foreign regulatory authorities in reviewing applications for marketing approval.

        We conducted our SOLO I and SOLO II clinical trials of oritavancin pursuant to a Special Protocol Assessment, or SPA, with the FDA. Many companies which have been granted SPAs have ultimately failed to obtain final approval to market their drugs. Since we are developing oritavancin under an SPA, based on protocol designs negotiated with the FDA, we may be subject to enhanced scrutiny. Additionally, even though the primary endpoints in the SOLO trials were achieved, an SPA does not guarantee approval. An SPA is not binding on the FDA if public health concerns unrecognized at the time the SPA was entered into become evident; the data, assumptions or information underlying the SPA request change or are called into question; other new scientific concerns regarding product safety or efficacy arise; or if we fail to comply with the agreed upon trial protocols. The FDA may raise issues of safety, study conduct, bias, deviation from the protocol, statistical power, patient completion rates, changes in scientific or medical parameters or internal inconsistencies in the data prior to making its final decision. The FDA may also seek the guidance of an outside advisory committee prior to making its final decision.

        We intend to submit an application to the FDA requesting that it designate oritavancin as a qualified infectious disease product, or QIDP, under the "Generating Antibiotic Incentives Now," or

GAIN, provisions of the Food and Drug Administration Safety and Innovation Act. Upon the designation of a drug by the FDA as a QIDP, if given, any non-patent exclusivity period awarded to the drug will be extended by an additional five years. It is unclear whether FDA will determine that oritavancin is eligible to be designated as a QIDP. If it is not eligible, then oritavancin will not be granted this additional period of non-patent exclusivity or other benefits of the GAIN Act.

        The procedures to obtain marketing approvals vary among countries and can involve additional clinical trials or other pre-filing requirements. The time required to obtain foreign regulatory approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all the risks associated with obtaining FDA approval, or different or additional risks. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by the regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by the FDA or regulatory authorities in other foreign countries. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products and products in development in any market.

We cannot expand the indications for which we are marketing our products unless we receive regulatory approval for each additional indication. Failure to expand these indications will limit the size of the commercial market for our products

        In order to market our products for expanded indications, we will need to conduct appropriate clinical trials, obtain positive results from those trials and obtain regulatory approval for such proposed indications. Obtaining regulatory approval is uncertain, time-consuming and expensive. The regulatory review and approval process to obtain marketing approval for a new indication can take many years and require the expenditure of substantial resources. This process can vary substantially based on the type, complexity, novelty and indication of the product involved. The regulatory authorities have substantial discretion in the approval process and may refuse to accept any application. Alternatively, they may decide that any data submitted is insufficient for approval and require additional pre-clinical, clinical or other studies, which studies could require the expenditure of substantial resources. Even if we undertook such studies, we might not be successful in obtaining regulatory approval for these indications or any other indications in a timely manner or at all. In addition, varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of a new indication for a product. If we are unsuccessful in expanding the product label of our products, the size of the commercial market for our products will be limited.

        For example, in May 2008, we received a non-approvable letter from the FDA with respect to an sNDA that we submitted to the FDA seeking approval of an additional indication for Angiomax for the treatment of patients with ACS in the emergency department. In its May 2008 letter, the FDA indicated that the basis of their decision involved the appropriate use and interpretation of non-inferiority trials, including the ACUITY trial. If we determine to pursue these indications, the FDA may require that we conduct additional studies of Angiomax, which studies could require the expenditure of substantial resources. Even if we undertook such studies, we might not be successful in obtaining regulatory approval for these indications or any other indications in a timely manner or at all. If we are unsuccessful in expanding the Angiomax product label, the size of the commercial market for Angiomax will be limited.

Clinical trials of product candidates are expensive and time-consuming, and the results of these trials are uncertain. If we are unable to conduct clinical trials that demonstrate the safety and efficacy of our product candidates on a timely basis, then our costs of developing the product candidates may increase and we may not be able to obtain regulatory approval for our product candidates on a timely basis or at all

        Before we can obtain regulatory approvals to market any product for a particular indication, we will be required to complete pre-clinical studies and extensive clinical trials in humans to demonstrate the safety and efficacy of such product for such indication.

        Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. Success in pre-clinical testing or early clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. An unexpected result in one or more of our clinical trials can occur at any stage of testing. For example, in October 2012, we voluntarily discontinued our Phase 2b dose-ranging study of MDCO-2010, a serine protease inhibitor which we were developing to reduce blood loss during surgery, in response to serious unexpected patient safety issues encountered during the trial. Further, in November 2009, we discontinued enrollment in our Phase 3 clinical trials of cangrelor prior to completion after the independent Interim Analysis Review Committee for the program reported to us that the efficacy endpoints of the trial program would not be achieved.

        We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent us from receiving regulatory approval or commercializing our products, including:

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  our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials which even if undertaken cannot ensure we will gain approval;

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  data obtained from pre-clinical testing and clinical trials may be subject to varying interpretations, which could result in the FDA or other regulatory authorities deciding not to approve a product in a timely fashion, or at all;

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  the cost of clinical trials may be greater than we currently anticipate;

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  regulators, ethics committees or institutional review boards may not authorize us to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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  we, or the FDA or other regulatory authorities, might suspend or terminate a clinical trial at any time on various grounds, including a finding that participating patients are being exposed to unacceptable health risks. For example, we have in the past voluntarily suspended enrollment in one of our clinical trials to review an interim analysis of safety data from the trial; and

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  the effects of our product candidates may not be the desired effects or may include undesirable side effects or the product candidates may have other unexpected characteristics.

        The rate of completion of clinical trials depends in part upon the rate of enrollment of patients. Patient enrollment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the existence of competing clinical trials and the availability of alternative or new treatments. In particular, the patient population targeted by some of our clinical trials may be small. Delays in patient enrollment in any of our current or future clinical trials may result in increased costs and program delays.

If we or the contract manufacturers manufacturing our products and product candidates fail to comply with the extensive regulatory requirements to which we, our contract manufacturers and our products and product candidates are subject, our products could be subject to restrictions or withdrawal from the market, the development of our product candidates could be jeopardized, and we could be subject to penalties

        The research, testing, manufacturing, labeling, safety, advertising, promotion, storage, sales, distribution, import, export and marketing, among other things, of our products, both before and after approval, are subject to extensive regulation by governmental authorities in the United States, Europe and elsewhere throughout the world. Both before and after approval of a product, quality control and manufacturing procedures must conform to cGMP. Regulatory authorities, including the FDA, periodically inspect manufacturing facilities to assess compliance with cGMP. Our failure or the failure of contract manufacturers to comply with the laws administered by the FDA, the European Medicines Agency, or EMA, or other governmental authorities could result in, among other things, any of the following:

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  delay in approving or refusal to approve a product;

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  product recall or seizure;

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  suspension or withdrawal of an approved product from the market;

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  delays in, suspension of or prohibition of commencing, clinical trials of products in development;

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  interruption of production;

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  operating restrictions;

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  untitled or warning letters;

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  injunctions;

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  fines and other monetary penalties;

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  the imposition of civil or criminal penalties;

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  disruption of importing and exporting activities; and

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  unanticipated expenditures.

We may incur significant liability if it is determined that we are promoting the "off-label" use of any of our products

        Physicians may prescribe drug products for uses that are not described in the product's labeling and that differ from those approved by the FDA or other applicable regulatory agencies. Off-label uses are common across medical specialties. Although the FDA and other regulatory agencies do not regulate a physician's choice of treatments, the FDA and other regulatory agencies do restrict communications on the subject of off-label use. Companies may not promote drugs for off-label uses. The FDA and other regulatory and enforcement authorities actively enforce laws and regulations prohibiting promotion of off-label uses and the promotion of products for which marketing approval has not been obtained. A company that is found to have promoted off-label uses may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions.

        Notwithstanding the regulatory restrictions on off-label promotion, the FDA and other regulatory authorities allow companies to engage in truthful, non-misleading, and non-promotional scientific exchange concerning their products. We engage in medical education activities and communicate with investigators and potential investigators regarding our clinical trials. If the FDA or another regulatory or enforcement authority determines that our communications regarding our marketed products are not in compliance with the relevant regulatory requirements and that we have improperly promoted off-label uses, we may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions.

If we do not comply with federal, state and foreign laws and regulations relating to the health care business, we could face substantial penalties

        We and our customers are subject to extensive regulation by the federal government, and the governments of the states and foreign countries in which we may conduct our business. In the United States, the laws that directly or indirectly affect our ability to operate our business include the following:

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  the Federal Anti-Kickback Law, which prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual or furnishing or arranging for a good or service for which payment may be made under federal health care programs such as Medicare and Medicaid;

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  other Medicare laws and regulations that prescribe the requirements for coverage and payment for services performed by our customers, including the amount of such payment;

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  the Federal False Claims Act, which imposes civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government;

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  the Federal False Statements Act, which prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with delivery of or payment for health care benefits, items or services; and

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  various state laws that impose similar requirements and liability with respect to state healthcare reimbursement and other programs.

        If our operations are found to be in violation of any of the laws and regulations described above or any other law or governmental regulation to which we or our customers are or will be subject, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations. Similarly, if our customers are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on us. Any penalties, damages, fines, curtailment or restructuring of our operations would adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management's attention from the operation of our business and damage our reputation.

Failure to comply with the U.S. Foreign Corrupt Practices Act, or FCPA, as well as the anti-bribery laws of the nations in which we conduct business, could subject us to penalties and other adverse consequences

        We are subject to the FCPA, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business and requires companies to maintain accurate books and records and internal controls, including at foreign-controlled subsidiaries. In addition, we are subject to other anti-bribery laws of the nations in which we conduct business that apply similar prohibitions as the FCPA. Our employees or other agents may engage in prohibited conduct without our knowledge under our policies and procedures and the Foreign Corrupt Practices Act and other anti-bribery laws that we may be subject to for which we may be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Intellectual Property

If we are unable to maintain our market exclusivity for Angiomax in the United States as a result of our inability to enforce our U.S. patents covering Angiomax, Angiomax could be subject to generic competition earlier than we anticipate. Generic competition for Angiomax would have a material adverse effect on our business, financial condition and results of operations

        The principal U.S. patents covering Angiomax include the '404 patent, the '727 patent and the '343 patent. The '404 patent was set to expire in March 2010, but the term was extended to December 15, 2014 by the U.S. Patent and Trademark Office, or PTO, under the Hatch-Waxman Act. As a result of our study of Angiomax in the pediatric setting, we are entitled to a six-month period of pediatric exclusivity following expiration of the '404 patent. In the second half of 2009, the PTO issued to us the '727 patent and the '343 patent, covering a more consistent and improved Angiomax drug product and the processes by which it is made. The '727 patent and the '343 patent are set to expire in July 2028. In response to Paragraph IV Certification Notice letters we received with respect to abbreviated new drug applications, or ANDAs, filed by a number of parties with the FDA seeking approval to market generic versions of Angiomax, we have filed lawsuits against the ANDA filers alleging patent infringement of the '727 patent and '343 patent.

        In September 2011, we settled our patent infringement litigation with Teva. In connection with the Teva settlement we entered into a license agreement with Teva under which we granted Teva a non-exclusive license under the '727 patent and '343 patent to sell a generic bivalirudin for injection product under a Teva ANDA in the United States beginning June 30, 2019 or earlier under certain conditions.

        In January 2012, we settled our patent infringement litigation with APP. In connection with the APP settlement, we entered into a license agreement with APP under which we granted APP a non-exclusive license under the '727 patent and '343 patent to sell a generic bivalirudin for injection product under an APP ANDA in the United States beginning on May 1, 2019. In certain limited circumstances, the license to APP could include the right to sell a generic bivalirudin product under our NDA for Angiomax in the United States beginning on May 1, 2019 or, in certain limited circumstances, on June 30, 2019 or on a date prior to May 1, 2019.

        We remain in infringement litigation involving the '727 patent and '343 patent with the other ANDA filers, as described in Part II, Item 1, Legal Proceedings, of our most recent quarterly report on Form 10-Q. On July 12, 2013, the court in our patent infringement litigation with Hospira, Inc. issued its Markman decision as to the claim construction of the '727 patent and the '343 patent. The court's decision varied from the other Markman decisions that we have received in our other patent infringement litigations. On July 22, 2013, we filed a motion for reconsideration of the court's claim construction ruling on the grounds that the court (i) impermissibly imported process limitations disclosed in a preferred embodiment into the claims, (ii) improperly transformed product claims into product-by-process claims, (iii) improperly rendered claim language superfluous and violated the doctrine of claim differentiation, and (iv) improperly construed limitations based on validity arguments that have not yet been presented. The court has set a September 23, 2013 trial date.

        There can be no assurance as to the outcome of our infringement litigation. If we are unable to maintain our market exclusivity for Angiomax in the United States as a result of our inability to enforce our U.S. patents covering Angiomax, Angiomax could become subject to generic competition in the United States earlier than May 1, 2019. Competition from generic equivalents that would be sold at a price that is less than the price at which we currently sell Angiomax would have a material adverse impact on our business, financial condition and operating results.

        Following our settlements with Teva and APP, we submitted the settlement documents for each settlement to the U.S. Federal Trade Commission, or the FTC, and the U.S. Department of Justice, or the DOJ. The FTC and the DOJ could seek to challenge our settlements with Teva and APP, or a third party could initiate a private action under antitrust or other laws challenging our settlements with Teva and APP. While we believe our settlements are lawful, we may not prevail in any such challenges or litigation, in which case the other party might obtain injunctive relief, remedial relief, or such other relief as a court may order. In any event, we may incur significant costs in the event of an investigation or in defending any such action and our business and results of operations could be materially impacted if we fail to prevail against any such challenges.

If we breach any of the agreements under which we license rights to products or technology from others, we could lose license rights that are material to our business or be subject to claims by our licensors

        We license rights to products and technology that are important to our business, and we expect to enter into additional licenses in the future. For instance, we have exclusively licensed patents and patent applications relating to each of our products and products in development. Under these agreements, we are subject to a range of commercialization and development, sublicensing, royalty, patent prosecution and maintenance, insurance and other obligations.

        Any failure by us to comply with any of these obligations or any other breach by us of our license agreements could give the licensor the right to terminate the license in whole, terminate the exclusive nature of the license or bring a claim against us for damages. Any such termination or claim, particularly relating to our agreements with respect to Angiomax, could have a material adverse effect on our financial condition, results of operations, liquidity or business. Even if we contest any such termination or claim and are ultimately successful, such dispute could lead to delays in the development or commercialization of potential products and result in time-consuming and expensive litigation or arbitration. In addition, on termination we may be required to license to the licensor any related intellectual property that we developed.

If we are unable to obtain or maintain patent protection for the intellectual property relating to our products, the value of our products will be adversely affected

        The patent positions of pharmaceutical companies like us are generally uncertain and involve complex legal, scientific and factual issues. We cannot be certain that our patents and patent applications, including our own and those that we have rights through licenses from third parties will adequately protect our intellectual property. Our success protecting our intellectual property depends significantly on our ability to:

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  obtain and maintain U.S. and foreign patents, including defending those patents against adverse claims;

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  secure patent term extension for the patents covering our approved products;

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  protect trade secrets;

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  operate without infringing the proprietary rights of others; and

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  prevent others from infringing our proprietary rights.

        We may not have any additional patents issued from any patent applications that we own or license. If additional patents are granted, the claims allowed may not be sufficiently broad to protect our technology. In addition, issued patents that we own or license may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of term of patent protection we may have for our products, and we may not be able to obtain patent term extension to prolong the terms of the principal patents covering our approved products. Changes in patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

        In addition, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the value of patents, once obtained, and with regard to our ability to obtain patents in the future. Depending on decisions by the U.S. Congress, the federal courts, and the PTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

        Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, or in some cases not at all, and because publications of discoveries in the scientific literature often lag behind actual discoveries, neither we nor our licensors can be certain that others have not filed or maintained patent applications for technology used by us or covered by our pending patent applications without our being aware of these applications.

        We exclusively license patents and patent applications for each of our products and products in development, for which we own the patents and patent applications, and we license on a non-exclusive basis the acute care generic products from APP which are not covered by any patents or patent applications. The patents covering our approved products and our product candidates are currently set to expire at various dates:

        Angiomax.    The principal U.S. patents covering Angiomax include the '404 patent, the '727 patent and the '343 patent. The '404 patent, was set to expire in March 2010, but the term was extended to December 15, 2014 by the PTO under the Hatch-Waxman Act. As a result of our study of Angiomax in the pediatric setting, we are entitled to a six-month period of pediatric exclusivity following expiration of the '404 patent.

        In the second half of 2009, the PTO issued to us the '727 patent and the '343 patent, covering a more consistent and improved Angiomax drug product and the processes by which it is made. The '727 patent and the '343 patent are set to expire in July 2028 and are also entitled to a six-month period of pediatric exclusivity following expiration of the patents. In response to Paragraph IV Certification Notice letters we received with respect to ANDAs, filed with the FDA seeking approval to market generic versions of Angiomax, we have filed lawsuits against the ANDA filers alleging patent infringement of the '727 patent and '343 patent. In September 2011, we settled our patent infringement litigation with Teva. In connection with the settlement, we entered into a license agreement with Teva under which we granted Teva a non-exclusive license under the '727 patent and '343 patent to sell a generic bivalirudin for injection product under a Teva ANDA in the United States beginning June 30, 2019 or earlier under certain conditions. The license agreement also contains a grant by Teva to us of an exclusive (except as to Teva), license under Teva's bivalirudin patents and right to enforce Teva's bivalirudin patents. In January 2012, we settled our patent infringement litigation with APP. In connection with the settlement, we entered into a license agreement with APP under which we granted APP a non-exclusive license under the '727 patent and '343 patent to sell a generic bivalirudin for injection product under an APP ANDA in the United States beginning on May 1, 2019. In addition, in certain limited circumstances, the license to APP could include the right to sell a generic bivalirudin product under our NDA for Angiomax in the United States beginning on May 1, 2019 or, in certain limited circumstances, on June 30, 2019 or on a date prior to May 1, 2019. We remain in infringement litigation involving the '727 patent and '343 patent with the other ANDA filers. If we are unable to maintain our market exclusivity for Angiomax in the United States through enforcement of our U.S. patents covering Angiomax, Angiomax could be subject to generic competition earlier than May 1, 2019.

        In Europe, the principal patent covering Angiomax expires in 2015.

        Recothrom.    We have exclusively licensed from BMS rights to patents and patent applications covering Recothrom's pharmaceutical compositions, formulations and methods of manufacturing for purposes of promoting, marketing and selling Recothrom. The expiration dates of these patents range from 2013 to 2029 in the United States. BMS has also filed and is currently prosecuting a number of patent applications relating to Recothrom in the United States and in foreign countries. As a biologic, we believe Recothrom is entitled to regulatory exclusivity as a "reference product" in the United States expiring in January 2020. The FDA, however, has not issued any regulations or final guidance explaining how it will implement the abbreviated BLA provisions enacted in 2010 under the Biologics Price Competition and Innovation Act, or BPCIA, including the exclusivity provisions for reference products. It is thus possible that the FDA will decide to interpret the provisions in such a way that our products are not considered to be reference products for purposes of the statute or to be entitled to any period of data or marketing exclusivity. Even if our products are considered to be reference products eligible for exclusivity, such exclusivity will not prevent other companies marketing competing versions of Recothrom, including competing recombinant thrombin product, if such companies can complete, and FDA permits the submission of and approves, full BLAs with complete human clinical data packages for such products.

        Cleviprex.    The principal U.S. patent for Cleviprex is U.S. Patent No. 5,856,346, or the '346 patent, which was set to expire in January 2016, but the term has been extended to January 2021 by the PTO under the Hatch-Waxman Act. In Europe, the principal patent covering Cleviprex was set to expire in November 2014, but the term has been extended to November 2019 under patent term extensions, also known as supplementary protection certificates, in most European countries where we have received regulatory approval. In addition, we have filed and are currently prosecuting a number of patent applications relating to Cleviprex covering compositions of matter and uses in the United States, Europe and other foreign countries.

        Ready-to-Use Argatroban.    We exclusively licensed from Eagle rights to two U.S. patents covering certain formulations of Argatroban. Our exclusive license is limited to the United States and Canada. The patents are set to expire in September 2027. In February 2012, we were notified that Sandoz had submitted an ANDA seeking permission to market its second generic version of ready-to-use Argatroban prior to the expiration of these patents. On March 29, 2012, Eagle, which directed and controlled the enforcement of its intellectual property rights with respect to ready-to-use Argatroban, filed suit against Sandoz in the U.S. District Court for the District of New Jersey for infringement of its ready-to-use Argatroban patents. In November 2012, Eagle advised us that it entered into a settlement agreement with Sandoz, and as part of the settlement, Eagle agreed to give Sandoz the right to introduce an authorized generic version of ready-to-use Argatroban. Sandoz currently markets two ready-to-use generic formulations of Argatroban.

        Cangrelor.    The principal U.S. and European patents for cangrelor are set to expire in February 2014 if no patent term extension is obtained. In addition, we have issued patents directed to cangrelor pharmaceutical compositions which expire in 2017 and 2018 if no patent term extension is obtained. We have also filed and are currently prosecuting a number of patent applications related to cangrelor.

        Oritavancin.    The principal patent for oritavancin in both the United States and Europe will expire in November 2015 if no patent term extension is obtained. We have issued patents directed to the process of making oritavancin. These patents are set to expire in 2017 if no patent term extension is obtained. We also have an issued patent covering the use of oritavancin in treating certain skin infections that expires in August 2029 if no patent term extension is obtained. We have also filed and are prosecuting a number of patent applications relating to oritavancin and its uses.

        IONSYS.    As a result of our acquisition of Incline, we acquired a portfolio of patents and patent applications covering the IONSYS device and its uses. Some of these patents and patent applications were exclusively licensed from ALZA Corporation. The expiration dates of patents covering the IONSYS device and its use range from September 2014 to June 2032 in the United States. In Europe, the expiration date of patents covering the IONSYS device range from June 2015 to January 2021. We are also currently prosecuting patent applications relating to IONSYS in the United States and in certain foreign countries.

        MDCO-216.    We are maintaining a number of U.S. patents with respect to MDCO-216, including patents that claim the use of MDCO-216 in certain disease indications. One of these U.S. patents is directed to the use of MDCO-216 for the treatment of ACS and is set to expire in October 2024 if no patent term extension is obtained. We have also filed and are prosecuting a number of patent applications related to the use and production of MDCO-216 in the United States, Europe and other foreign countries. As a biologic, we believe MDCO-216 is entitled to receive 12 years of regulatory exclusivity as a "reference product" in the United States and 10 years of regulatory exclusivity in Europe from the date of the initial marketing approval of MDCO-216, if approved.

        ALN-PCS Program.    We have exclusively licensed from Alnylam patents covering RNAi therapeutics targeting PCSK9 for the treatment of hypercholesterolemia and other human diseases for purposes of developing and commercializing such RNAi therapeutics. Some of these patents are directed to general RNAi technology and expire between 2015 and 2021 both in the United States and in certain foreign countries. Other patents are directed to specific compositions of the PCSK9 product being developed under the license and methods of treatment using such PCSK9 product and expire from May 2027 to June 2030. In addition, Alnylam has filed and is prosecuting a number of patent applications in the United States and in certain foreign countries.

        Fibrocaps.    As a result of our acquisition of ProFibrix, we acquired a portfolio of patents and patent applications, including patents licensed from Quadrant Drug Delivery Limited, or Quadrant. The U.S. patent licensed from Quadrant is directed to the composition of matter of Fibrocaps, and is set to expire in May 2017. ProFibrix has also filed and is prosecuting a number of patent applications related to the use and production of Fibrocaps. As a biologic, we believe Fibrocaps is entitled to receive 12 years of regulatory exclusivity as a "reference product" in the United States and 10 years of regulatory exclusivity in Europe from the date of the initial marketing approval of Fibrocaps, if approved.

        We plan to file applications for patent term extension for our products in development upon their approval. If we do not receive patent term extensions for the periods requested by us or at all, our patent protection for our products in development could be limited.

        We are a party to a number of lawsuits that we brought against pharmaceutical companies that have notified us that they have filed ANDAs seeking approval to market generic versions of Angiomax. We cannot predict the outcome of these lawsuits. Involvement in litigation, regardless of its outcome, is time-consuming and expensive and may divert our management's time and attention. During the period in which these matters are pending, the uncertainty of their outcome may cause our stock price to decline. An adverse result in these matters whether appealable or not, will likely cause our stock price to decline. Any final, unappealable, adverse result in these matters will likely have a material adverse effect on our results of operations and financial conditions and cause our stock price to decline.

If upon expiration of our agreement with Lonza Braine S.A., or Lonza Braine, Lonza Braine breaches our agreement and fails to transfer the technology that was used to develop the Chemilog process, we would be unable to employ the Chemilog process to manufacture Angiomax bulk drug substance, which could cause us to experience delays in the manufacturing process and increase our manufacturing costs in the future

        Our agreement with Lonza Braine for the supply of Angiomax bulk drug substance requires that Lonza Braine transfer the technology that was used to develop the Chemilog process to a secondary supplier of Angiomax bulk drug substance or to us or an alternate supplier at the expiration of the agreement, which is currently scheduled to occur in September 2016, but is subject to automatic renewals of consecutive three-year periods unless either party provides notice of non-renewal at least one year prior to the expiration of the initial term or any renewal term. If Lonza Braine fails or is unable to transfer successfully this technology, we would be unable to employ the Chemilog process to manufacture our Angiomax bulk drug substance, which could cause us to experience delays in the manufacturing process and increase our manufacturing costs in the future.

If we are not able to keep our trade secrets confidential, our technology and information may be used by others to compete against us

        We rely significantly upon unpatented proprietary technology, information, processes and know-how. We seek to protect this information by confidentiality agreements and invention assignment agreements with our employees, consultants and other third-party contractors, as well as through other security measures. We may not have adequate remedies for any breach by a party to these confidentiality agreements or invention assignment agreements. In addition, our competitors may learn or independently develop our trade secrets. If our confidential information or trade secrets become publicly known, they may lose their value to us.

If we infringe or are alleged to infringe intellectual property rights of third parties, our business may be adversely affected

        Our research, development and commercialization activities, as well as any product candidates or products resulting from these activities, may infringe or be claimed to infringe patents or patent applications under which we do not hold licenses or other rights. Third parties may own or control these patents and patent applications in the United States and abroad. These third parties could bring claims against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

        As a result of patent infringement claims, or in order to avoid potential claims, we or our collaborators may choose or be required to seek a license from the third party and be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we or our collaborators are unable to enter into licenses on acceptable terms. This could harm our business significantly.

        There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference proceedings declared by the PTO and opposition proceedings in the European Patent Office, regarding intellectual property rights with respect to our products and technology. Patent litigation and other proceedings may also absorb significant management time. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

Risks Related to Our Common Stock

Fluctuations in our operating results could affect the price of our common stock

        Our operating results may vary from period to period based on factors including the amount and timing of sales of and underlying hospital demand for our products, our customers' buying patterns, the timing, expenses and results of clinical trials, announcements regarding clinical trial results and product introductions by us or our competitors, the availability and timing of third-party reimbursement, including in Europe, sales and marketing expenses and the timing of regulatory approvals. If our operating results do not meet the expectations of securities analysts and investors as a result of these or other factors, the trading price of our common stock will likely decrease.

The warrant transactions and the derivative transactions that we entered into in connection with the convertible note hedge and warrant transactions may affect the price of our common stock

        In connection with sale of the Notes, we entered into convertible note hedge and warrant transactions with several of the initial purchasers of the Notes, their affiliates and other financial institutions, or the Hedge Counterparties. Upon settlement, the warrants could have a dilutive effect on our earnings per share and the market price of our common stock to the extent that the market price per share of our common stock exceeds the then applicable strike price of the warrants. However, subject to certain conditions, we may elect to settle all of the warrants in cash.

        In connection with establishing their hedges of the convertible note hedge and warrant transactions, the Hedge Counterparties or their affiliates entered into various derivative transactions with respect to our common stock. These parties may modify their hedge positions in the future by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes). These activities could cause a decrease or avoid an increase in the market price of our common stock.

Our stock price has been and may in the future be volatile. This volatility may make it difficult for you to sell common stock when you want or at attractive prices

        Our common stock has been and in the future may be subject to substantial price volatility. From January 1, 2010 to August 2, 2013, the last reported sale price of our common stock ranged from a high of $37.10 per share to a low of $7.00 per share. The value of your investment could decline due to the effect upon the market price of our common stock of any of the following factors, many of which are beyond our control:

  •
  achievement or rejection of regulatory approvals of our product candidates and our products;

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  regulatory actions by the FDA or a foreign jurisdiction limiting or revoking the use of our products;

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  changes in securities analysts' estimates of our financial performance;

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  changes in valuations of similar companies;

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  variations in our operating results;

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  acquisitions and strategic partnerships;

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  announcements of technological innovations or new commercial products by us or our competitors or the filing of ANDAs, new drug applications, or NDAs, or BLAs for products competitive with ours;

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  disclosure of results of clinical testing or regulatory proceedings by us or our competitors;

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  the timing, amount and receipt of revenue from sales of our products and margins on sales of our products;

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  changes in governmental regulations;

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  developments in patent rights or other proprietary rights, particularly with respect to our U.S. Angiomax patents;

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  the extent to which Angiomax is commercially successful globally;

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  our ability to maintain market exclusivity for Angiomax in the United States through the enforcement of the '727 patent and the '343 patent during the period following the expiration of the patent term of the '404 patent on December 15, 2014 and the six month pediatric exclusivity on June 15, 2015 through at least May 1, 2019, the date on which we agreed APP may sell a generic version of Angiomax;

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  significant new litigation;

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  developments or issues with our contract manufacturers;

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  changes in our management; and

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  general market conditions.

        We believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance. If our revenues in any particular period do not meet expectations, we may not be able to adjust our expenditures in that period, which could cause our operating results to suffer. If our operating results in any future period fall below the expectations of securities analysts or investors, our stock price may fall by a significant amount.

        The stock markets in general, and The NASDAQ Global Market and the market for biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance.

Our corporate governance structure, including provisions in our certificate of incorporation and by-laws and Delaware law, may prevent a change in control or management that security holders may consider desirable

        The General Corporation Law of the State of Delaware and our certificate of incorporation and by-laws contain provisions that might enable our management to resist a takeover of our company or discourage a third party from attempting to take over our company. These provisions include

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  Section 203 of the Delaware General Corporation Law, which provides that we may not enter into a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the manner prescribed in Section 203;

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  our board of directors has the authority to issue, without a vote or action of stockholders, up to 5,000,000 shares of a new series of preferred stock and to fix the price, rights, preferences and privileges of those shares, each of which could be superior to the rights of holders of our common stock;

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  our directors are elected to staggered terms, which prevents our entire board of directors from being replaced in any single year;

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  our directors may be removed only for cause and then only by the affirmative vote of the holders of at least 75% of the votes which all stockholders would be entitled to cast in any annual election of directors;

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  the size of our board of directors is determined by resolution of the board of directors;

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  any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office, even if less than a quorum;

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  only our board of directors, the chairman of the board or our president may call special meetings of stockholders;

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  our by-laws may be amended, altered or repealed by (i) the affirmative vote of a majority of our directors, subject to any limitations set forth in the by-laws, or (ii) the affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors;

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  stockholders must provide us with advance notice, and certain information specified in our by-laws, in connection with nominations or proposals by such stockholder for consideration at an annual meeting;

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  stockholders may not take any action by written consent in lieu of a meeting; and

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  our certificate of incorporation may only be amended or repealed by the affirmative vote of a majority of our directors and the affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors (and plus any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders).

        These provisions could have the effect of delaying, deferring, or preventing a change in control of us or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock or our other securities.

Our business could be negatively affected as a result of the actions of activist shareholders

        Proxy contests have been waged against many companies in the biopharmaceutical industry over the last few years. If faced with a proxy contest, we may not be able to successfully defend against the contest, which would be disruptive to our business. Even if we are successful, our business could be adversely affected by a proxy contest because:

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  responding to proxy contests and other actions by activist shareholders may be costly and time-consuming and may disrupt our operations and divert the attention of management and our employees;

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  perceived uncertainties as to our future direction may result in our inability to consummate potential acquisitions, collaborations or in-licensing opportunities and may make it more difficult to attract and retain qualified personnel and business partners; and

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  if individuals are elected to our board of directors with a specific agenda different from ours, it may adversely affect our ability to effectively and timely implement our strategic plan and create additional value for our stockholders.

Risks Related to this Offering

Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any.

        Our management will have broad discretion over the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. You may not agree with the manner in which our management chooses to allocate and spend these net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or investments that lose value.

Sales of additional shares of our common stock, including by us of our directors and officers following expiration or early release of the lock-up, could cause the price of our common stock to decline.

        Sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of common stock upon exercise of outstanding options, could adversely affect the price of our common stock. In connection with this offering, we have agreed to a lock-up for a period of 90 days following this offering, and our directors and officers have entered into lock-up agreements for a period of 60 days following this offering. We and our directors and officers may be released from lock-up prior to the expiration of the lock-up period at the sole discretion of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. See "Underwriting." Upon expiration or earlier release of the lock-up, we and our directors and officers may sell shares into the market, which could adversely affect the market price of shares of our common stock. In addition, during the lock-up period and thereafter, sales of shares held by our directors and officers are permitted under trading plans, as in effect as of the date of the applicable lock-up agreement, established pursuant to Rule 10b5-1 of the Exchange Act.

USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $166,297,650 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and based on an assumed public offering price of $32.14, the last sale price of our common stock on August 9, 2013 as reported on the NASDAQ Global Select Market. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds to us will be approximately $191,354,797 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for general corporate purposes and to fund our potential acquisition of complementary products, technologies or businesses. While acquisitions are an important element of our growth strategy, and at any given time we are likely to be evaluating, and may be in discussions with third parties regarding, both small and substantial acquisitions, we currently have no agreements or commitments to complete any such transactions.

        Our management will have broad discretion to allocate and use the net proceeds from this offering. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds from this common stock offering in a manner other than as described in this prospectus supplement. Pending the application of the net proceeds from this offering, we expect to invest the proceeds in investment grade, interest-bearing securities.

 PRICE RANGE OF COMMON STOCK

        Our common stock is listed on The NASDAQ Global Select Market and trades under the symbol "MDCO." The following table sets forth, for the quarterly periods indicated, the high and low sale price per share of our common stock as reported on The NASDAQ Global Select Market:

	High	Low
Year ended December 31, 2011
First Quarter	$17.73	$13.97
Second Quarter	19.40	15.19
Third Quarter	17.12	12.33
Fourth Quarter	20.00	16.27
Year ended December 31, 2012
First Quarter	$22.82	$18.06
Second Quarter	23.45	19.37
Third Quarter	26.95	22.39
Fourth Quarter	26.75	20.04
Year ended December 31, 2013
First Quarter	$35.19	$24.01
Second Quarter	$37.40	$28.63
Third Quarter (through August 9, 2013)	$34.32	$28.70

        On August 9, 2013, the last sale price of our common stock, as reported on the NASDAQ Global Select Market, was $32.14 per share.

 DIVIDEND POLICY

        We have never declared or paid cash dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors.

UNDERWRITING

        We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book running managers of the offering and as representatives of the underwriters. Leerink Swann LLC is also acting as a joint book running manager of the offering. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Leerink Swann LLC

Total	5,500,000

        The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters propose to offer the common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $            per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

        The underwriters have an option to buy up to 825,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $            per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without exercise of Underwriter's option	With full exercise of Underwriter's option
Per Share	$	$
Total	$	$

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1,500,000.

        A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        We have agreed that we will not, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters, for a period of 90 days after the date of this prospectus supplement:

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  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

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  enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

        The restrictions described above do not apply to:

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  the shares to be sold in the offering;

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  any shares of our common stock issued upon the exercise of options granted under our company stock plans in effect as of the date of this prospectus supplement or upon the vesting of restricted stock units and performance share awards and warrants described as outstanding in this prospectus supplement;

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  any options and other awards granted under our company stock plans in effect on the date of this prospectus supplement or the grant of common stock under an employee stock purchase plan in effect on the date of this prospectus supplement; or

  •
  the issuance of our common stock or other securities in connection with any strategic transaction involving a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements); or the issuance of our common stock or other securities in connection with any strategic transaction involving any acquisition of assets of not less than a majority or controlling portion of the equity of another entity; provided that the amount of shares to be received by any such third party pursuant to this bullet is less than 5% of the outstanding shares of our common stock, and any such shares of our common stock and securities issued pursuant to this bullet during the 90-day period shall be subject to the restrictions described above for the remainder of the 90-day period.

        Our directors and our executive officers have agreed that they will not, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the underwriters, for a period of 60 days after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition;

  •
  enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities; or

  •
  make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, whether any such transaction described in the first two bullet points above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

        With respect to our directors and executive officers, the restrictions described above do not apply, subject to certain conditions, to the transfer or disposition of shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock:

  •
  as a bona fide gift or gifts;

  •
  to the immediate family of such person;

  •
  to any trust for the direct or indirect benefit of such person or the immediate family of such person in a transaction not involving a disposition for value;

  •
  to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by such person or the immediate family of such person in a transaction not involving a disposition for value; or

  •
  by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

        Furthermore, notwithstanding the restrictions described above, such director or executive officer may, subject to certain conditions:

  •
  exercise an option or warrant to purchase shares of our common stock;

  •
  effect transactions pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act in existence as of the date of this prospectus supplement; and

  •
  establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our common stock, provided that such plan does not provide for any transfers of our common stock during the 60-day period.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        Our common stock is listed/quoted on the NASDAQ Global Select Market under the symbol "MDCO."

        In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' overallotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their overallotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The underwriters have advised us that, pursuant to Regulation M under the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NASDAQ Global Select Market, in the over the counter market or otherwise.

        In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

  •
  in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus supplement shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Other Activities

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, Merrill Lynch, Pierce, Fenner & Smith acted as financial advisor to us in connection with the ProFibrix transaction described elsewhere in this prospectus supplement. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. The underwriters are being represented in connection with this offering by Davis Polk & Wardwell LLP.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus supplement and in the related registration statement. Our financial statements and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Incline Therapeutics, Inc. as of December 31, 2012 and 2011 and for the years then ended and for the period from December 3, 2009 (inception) through December 31, 2012, as set forth in their report which is incorporated in this prospectus supplement and in the related registration statement by reference to a Current Report on Form 8-K filed by us on August 12, 2013. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The statement of net revenues and direct expenses of the U.S. business of Recothrom, which is a product line of the Bristol-Myers Squibb Company, for the year ended December 31, 2012, incorporated in this prospectus supplement and in the related registration statement by reference to a Current Report on Form 8-K filed by us on August 12, 2013, has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon (which report expresses an unqualified opinion on such statement of net revenues and direct expenses and includes an explanatory paragraph referring to the basis of presentation), and is incorporated by reference herein in reliance upon such report given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.themedicinescompany.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's internet site.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 000-31191) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2013 Annual Meeting of Stockholders;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013;

  •
  Current Reports on Form 8-K filed on January 10, 2013, February 4, 2013, February 8, 2013, May 20, 2013, June 3, 2013, June 4, 2013 pursuant to Item 1.01 thereunder, July 23, 2013, August 7, 2013 and August 12, 2013 pursuant to Item 8.01 thereunder (which such Report supersedes the Current Reports on Form 8-K/A filed on March 15, 2013 and April 19, 2013); and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on July 28, 2000, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

8 Sylvan Way
Parsippany, New Jersey 07054
Attn: Investor Relations

Phone: (973) 290-6000

PROSPECTUS

The Medicines Company

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants

        We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock trades on The NASDAQ Global Select Market under the symbol "MDCO."

        Investing in these securities involves significant risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2013

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus.

        We have not authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "we," "our," "us" and "the Company" refer, collectively, to The Medicines Company, a Delaware corporation, and its consolidated subsidiaries.

 RISK FACTORS

        Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

        Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.themedicinescompany.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-31191) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2013 Annual Meeting of Stockholders;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013;

  •
  Current Reports on Form 8-K filed on January 10, 2013, February 4, 2013, February 8, 2013, May 20, 2013, June 3, 2013, June 4, 2013 pursuant to Item 1.01 thereunder, July 23, 2013, August 7, 2013 and August 12, 2013 pursuant to Item 8.01 thereunder (which such Report supersedes the Current Reports on Form 8-K/A filed on March 15, 2013 and April 19, 2013); and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on July 28, 2000, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

8 Sylvan Way
Parsippany, New Jersey 07054
Attn: Investor Relations
Phone: (973) 290-6000

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenue, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make. These important factors include our "critical accounting estimates" described in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Estimates" of our most recent annual report filed on Form 10-K and the factors set forth under the caption "Risk Factors" in Part II, Item 1A of our most recent quarterly report on Form 10-Q. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and readers should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

 THE MEDICINES COMPANY

        We are a global biopharmaceutical company focused on saving lives, alleviating suffering and improving the economic efficiency of the world's leading hospitals. We market Angiomax® (bivalirudin), Recothrom® Thrombin, topical (Recombinant) and Cleviprex® (clevidipine) injectable emulsion. We also have a pipeline of acute and intensive care hospital products in development, including four late-stage development product candidates, cangrelor, oritavancin, IONSYSTM (fentanyl iontophoretic transdermal system) and FibrocapsTM, and early stage development product candidates, MDCO-216 and ALN-PCS02 and ALN-PCSsc of our ALN-PCS program. We believe that these marketed products and products in development possess favorable attributes that competitive products do not provide, can satisfy unmet medical needs in the acute and intensive care hospital product market and offer, or, in the case of our products in development, have the potential to offer, improved performance to hospital businesses.

        In addition to these products and product candidates, we sell a ready-to-use formulation of Argatroban and have a portfolio of ten generic drugs, which we refer to as our acute care generic products, that we have the non-exclusive right to market in the United States. We began selling three of our acute care generic products, midazolam, ondansetron and rocuronium, in the first quarter of 2013. We also co-promote the oral tablet antiplatelet medicine BRILINTA® (ticagrelor) in the United States, as part of our global collaboration agreement with AstraZeneca LP.

        Our principal executive offices are located at 8 Sylvan Way, Parsippany, New Jersey 07054, and our telephone number is (973) 290-6000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

		Fiscal Year Ended
	Six Months Ended June 30, 2013
		December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008
Consolidated ratios of earnings to fixed charges	2	10	35	34	—	—

        For purposes of calculating the ratios in the table above, "earnings" consist of income from continuing operations before provision for taxes on income less noncontrolling interests. "Fixed charges" consist of interest expense, which includes amortization of debt premium, discount and other debt costs, one-third of rental expense, which we believe to be a conservative estimate of an interest factor in our leases, which are not material, and capitalized interest. The ratio was calculated by dividing the sum of the earnings (as defined above) by the sum of the fixed charges (as defined above). For the years ended December 31, 2008 and 2009, our pre-tax losses were $5.6 million and $28.2 million, respectively, and were insufficient to cover fixed charges for those periods.

        Our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of complementary products, technologies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "the Company," "we," "our," and "us" in this section, we mean The Medicines Company excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination."

        The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

        The applicable prospectus supplement and any free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

  •
  the title and type of the debt securities;

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  whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

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  the aggregate principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which any debt securities will be issued;

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  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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  the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

  •
  the right, if any, to extend the interest payment periods and the duration of that extension;

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  the manner of paying principal and interest and the place or places where principal and interest will be payable;

  •
  the terms of any mandatory redemption or provisions for a sinking fund, purchase fund or other analogous fund, if any;

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  any redemption dates, prices, obligations and restrictions on the debt securities;

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  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

  •
  any conversion or exchange features of the debt securities;

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  whether and upon what terms the debt securities may be defeased or discharged;

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  any events of default or covenants in addition to or in lieu of those set forth in the indenture;

  •
  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

  •
  whether the series of debt securities will be guaranteed as to payment or performance; and

  •
  any other material terms of the debt securities.

        The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.

        When we refer to "principal" in this section with reference to the debt securities, we are also referring to "premium, if any."

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

  •
  the successor entity, if any, is a U.S. corporation (subject to certain exceptions provided for in the senior indenture);

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  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  certain other conditions are met.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

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  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

  •
  failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

  •
  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

  •
  certain events of bankruptcy or insolvency, whether or not voluntary; and

  •
  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see "—Modification and Waiver."

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

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  the holder gives the trustee written notice of a continuing event of default;

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  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of senior debt securities if:

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  we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

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  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

        Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as a taxable event, and beneficial owners of such debt securities would generally recognize any gain or loss on such senior debt securities. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the indentures.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

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  We deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

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  We deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that as a result of a change in law, the beneficial owners of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

        If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called "covenant defeasance"). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

  •
  We must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the beneficial owners of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

  •
  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

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  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding;

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  to create additional series of senior debt securities under the senior indenture; or

  •
  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (each such series voting as a separate class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

  •
  extends the final maturity of any senior debt securities of such series;

  •
  reduces the principal amount of on any senior debt securities of such series;

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  reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

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  reduces the amount payable upon the redemption of any senior debt securities of such series;

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  changes the currency of payment of principal of or interest on any senior debt securities of such series;

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  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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  waives a default in the payment of principal of or interest on the senior debt securities;

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  changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

  •
  modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

  •
  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

  •
  all of the indebtedness of that person for money borrowed;

  •
  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

  •
  all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

  •
  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

  •
  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

        Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of June 30, 2013, 56,604,780 shares of common stock were outstanding (excluding 2,192,982 shares held in treasury) and no shares of preferred stock were outstanding.

Common Stock

        Annual Meeting.    Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board or our president. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, a nominee for election as a director in an uncontested election (an election where the number of nominees for election is equal to or less than the number of directors to be elected at such meeting) will only be elected if the votes cast for such nominee exceeds the number of votes cast against the nominee, all contested elections (an election in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting) shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

        Dividends.    The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive proportionally any dividends when and if declared by the board of directors out of legally available funds.

        Liquidation, Dissolution or Winding-Up.    Upon our liquidation, dissolution or winding-up, the holders of the common stock will be entitled to share equally in all assets available for distribution to stockholders, subject to preferences that may apply to shares of preferred stock outstanding at that time. The amount available for common stockholders is calculated after payment of liabilities.

        Other Rights.    Holders of common stock have no preemptive, subscription, redemption or conversion rights.

        Holders of common stock do not have cumulative voting rights. Holders of common stock are not required to make additional capital contributions.

        Transfer Agent and Registrar.    American Stock Transfer & Trust Company is transfer agent and registrar for the common stock.

        NASDAQ Global Select Market.    Our common stock is listed on The NASDAQ Global Select Market under the symbol "MDCO."

Preferred Stock

        As of June 30, 2013, no shares of preferred stock were outstanding. The terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

        We are authorized to issue "blank check" preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

        A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

  •
  the designation and stated value per share of the preferred stock and the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

  •
  any redemption or sinking fund provisions;

  •
  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

  •
  any conversion provisions;

  •
  whether we have elected to offer depositary shares as described below under "Description of Depositary Shares;" and

  •
  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        As described under "Description of Depositary Shares," we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

  •
  senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

  •
  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

  •
  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

        No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

        In addition, we will not acquire any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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  the date on which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Voting Rights.    Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

        Transfer Agent and Registrar.    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Effects of Authorized but Unissued Stock

        We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Select Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital, or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock, and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

        Board of Directors.    Our certificate of incorporation and by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

        Removal of Directors by Stockholders.    Both our certificate of incorporation and by-laws provide that members of our board of directors may only be removed for cause and then only by the affirmative vote of the holders of at least 75% of the votes which all stockholders would be entitled to cast in any annual election of directors.

        Stockholder Nomination of Directors.    Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director in the case of an election of directors at an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting in any other year is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In the case of an election of directors at a special meeting of stockholders, a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting and the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

        No Action By Written Consent.    Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

        Delaware Business Combination Statute.    We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that such person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which such person became an interested stockholder. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

        Super-Majority Voting.    The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors or class of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors or class of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.

Directors' Liability

        Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

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  for any transaction from which the director derived an improper personal benefit.

        Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

        Our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys' fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

        We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

        If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

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  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

        The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

        The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, preferred stock or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities as parts of units;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and, the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

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  the number of shares of common stock, the number of shares of preferred stock or the number of depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

        Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 PLAN OF DISTRIBUTION

        We may sell securities:

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  to or through underwriters;

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  through dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price;

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  any discounts and commissions to be allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this registration statement. Our financial statements and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Incline Therapeutics, Inc. as of December 31, 2012 and 2011 and for the years then ended and for the period from December 3, 2009 (inception) through December 31, 2012, as set forth in their report which is incorporated in this registration statement by reference to a Current Report on Form 8-K filed by us on August 12, 2013. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        The statement of net revenues and direct expenses of the U.S. business of Recothrom, which is a product line of the Bristol-Myers Squibb Company, for the year ended December 31, 2012, incorporated in this registration statement by reference to a Current Report on Form 8-K filed by us on August 12, 2013, has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon (which report expresses an unqualified opinion on such statement of net revenues and direct expenses and includes an explanatory paragraph referring to the basis of presentation), and is incorporated by reference herein in reliance upon such report given upon their authority as experts in accounting and auditing.